EXHIBIT 2.2
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                     )    Case Nos. 00-3897 through 00-3927 (EIK)
                           )
GC COMPANIES, INC., et al.,)    Chapter 11
                           )
                           )    Jointly Administered
         Debtors.
                           )


MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
DEBTORS
AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS FOR
GC COMPANIES, INC., AND ITS JOINTLY ADMINISTERED SUBSIDIARIES


PACHULSKI, STANG, ZIEHL,
YOUNG & JONES P.C.                        GOODWIN PROCTER LLP
Marc A. Beilinson                         Daniel M. Glosband P.C.
Jeremy V. Richards                        Colleen A. Murphy
10100 Santa Monica Boulevard              Exchange Place
Suite 1100                                Boston, Massachusetts 02109
Los Angeles, California  90067            (617) 570-1000
(310) 201-0760 (facsimile)                (617) 523-1231 (facsimile)
(310) 277-6910                             and

Counsel for Official Committee of
  Unsecured Creditors                     PEPPER HAMILTON LLP
                                          David M. Fournier
                                          1201 Market Street
                                          Suite 1600
                                          Wilmington, Delaware 19801
                                          (302) 777-6500
                                          (302) 656-8865 (facsimile)

Dated:  March 1, 2002                     Counsel for Debtors and
                                          Debtors in Possession

TABLE OF CONTENTS
ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION         2
Defined Terms.                                            2
Other Definitions.                                       32
Rules of Construction.                                   34
Plan Documentary Supplement.                             35
Exhibits.                                                35
ARTICLE II - ADMINISTRATIVE AND TAX CLAIMS               35
2.1.	Administrative Claims.                             35
2.2.	Tax Claims                                         38
ARTICLE III - CLASSIFICATION OF CLAIMS AND INTERESTS     39
3.1.	Class 1 - Priority Claims                          39
3.2.	Class 2 - Other Secured Claims                     39
3.3.	Class 3 -Claims of Heller                          39
3.4.	Class 4 - Claims of the Domestic Banks             39
3.5.	Class 5 - Claims of the GECC Group                 39
3.6.	Class 6 - Unsecured Claims                         39
3.7.	Class 7 - Convenience Claims                       39
3.8.	[intentionally omitted].                           39
3.9.	Class 9 - Claims of Harcourt                       39
3.10.	Class 10 - Interests in GCX                        39
3.11.	Class 11 - Common Stock Options                    40
3.12.	Class 12 - Intercompany Claims                     40
3.13.	Class 13 - Interests in Each Debtor (other
      than GCX                                           40
ARTICLE IV - IDENTIFICATION OF IMPAIRED CLAIMS
AND INTERESTS                                            40
4.1.	Classes of Claims and Interests that are not
Impaired                                                 40
4.2.	Impaired Classes of Claims and Interests           40
ARTICLE V - TREATMENT OF CLAIMS AND INTERESTS            40
5.1.	Class 1 - Priority Claims                          40
5.2.	Class 2 - Secured Claims                           40
5.3.	Class 3 - Claims of Heller                         41
5.4.	Class 4 - Claims of the Domestic Banks.            41
5.5.	Class 5 - Claims of the GECC Group                 45
5.6.	Class 6 - Unsecured Claims.                        47
5.7.	Class 7 - Convenience Claims                       49
5.8.	[intentionally omitted].                           50
5.9.	Class 9 - Claims of Harcourt.                      50
5.10.	Class 10 - Interests in GCX.                       54
5.11.	Class 11 - Common Stock Options                    60
5.12.	Class 12 - Intercompany Claims                     60
5.13.	Class 13 - Interests in Each Debtor Other than
      GCX                                                61
ARTICLE VI - ACCEPTANCE OR REJECTION OF PLAN             61
6.1.	Classes Entitled to Vote                           61
6.2.	Nonconsensual Confirmation                         61
ARTICLE VII - MEANS FOR IMPLEMENTATION OF THE PLAN       62
7.1.	Acquisition of GCX by AMCE                         62
7.2.	Sources of Funds and Other Consideration Under
      The Plan                                           63
7.3.	Reserve for Disputed Deduction Claims              64
7.4.	Reserve for Newly Asserted Deduction Claims        65
7.5.	Unsecured Stock Trust                              65
7.6.	Substantive Consolidation for Purposes of
      Claim Allowance and Plan Distributions             67
7.7.	Corporate Restructuring Program and Continued
      Corporate Existence of Reorganized Debtors.        69
7.8.	Issuance of New Stock.                             70
7.9.	Amended and Restated Certificates of
      Incorporation or Charters and Bylaws               70
7.10.	Management/Board of Directors                      71
7.11.	Continuation of Retiree Benefits                   71
7.12.	Corporate Actions                                  72
7.13.	Revesting of Assets                                73
7.14.	Closing of Cases                                   74
7.15.	Cancellation of Notes, Instruments,
      Common Stock, Preferred Stock and Stock Options    74
ARTICLE VIII - EXECUTORY CONTRACTS AND UNEXPIRED LEASES  75
8.1.	Assumption Generally                               75
8.2.	Assumption of Documents Supplementary to
      Executory Contracts                                76
8.3.	Cure Claim Amounts                                 77
8.4.	Approval of Assumptions and Assumptions and
      Assignments                                        78
8.5.	Objections to Assumption or Assumption and
      Assignment of Executory Contracts and
      Unexpired Leases.                                  79
8.6.	Executory Contracts and Unexpired Leases to be
      Rejected.                                          80
8.7.	Bar Date for Rejection Damages                     81
8.8.	Indemnification and Certain Other Rights of
      Directors, Officers and Employees                  82
8.9.	GCT Programs                                       83
8.10.	Certain Compensation and Benefit Programs          83
ARTICLE IX - DISTRIBUTIONS                               83
9.1.	Distributions to Distribution Agent                83
9.2.	Distributions.                                     84
9.3.	Old Instruments and Securities.                    87
9.4.	De Minimis Distributions and Fractional Shares     88
9.5.	Compliance with Tax Requirements                   89
9.6.	Delivery of Distributions                          90
9.7.	Undeliverable Distributions                        90
9.8.	Disposition of Unclaimed Property                  91
9.9.	Voting of Undelivered New AMCE Common Stock        92
9.10.	Setoff                                             92
9.11.	Record Date                                        93
ARTICLE X - LITIGATION AND OBJECTIONS TO CLAIMS          93
10.1.	Preservation of Rights of Action and Defenses      93
10.2.	Objections to Claims and Other Rights of
      Action                                             94
10.3.	Treatment of Disputed Claims.                      96
ARTICLE XI - EFFECTS OF PLAN CONFIRMATION                97
11.1.	Discharge of Debtors                               97
11.2.	Injunction	98
ARTICLE XII - RELEASES, INJUNCTIONS AND
      LIMITATION OF LIABILITY                            99
12.1.	Release by Debtors.                                99
12.2.	Certain Mutual Releases                           100
12.3.	Injunctions and Stays                             101
12.4.	No Liability for Solicitation or Participation    102
12.5.	Limitation of Liability                           102
12.6.	Waiver of Subordination Rights                    103
12.7.	Limited Releases by Holders of Claims and
      Interests                                         103
12.8.	Enforceability of Releases                        104
ARTICLE XIII - CONDITIONS TO CONFIRMATION AND
      EFFECTIVENESS                                     105
13.1.	Conditions Precedent to Plan Confirmation         105
13.2.	Conditions Precedent to Plan Effectiveness        106
13.3.	Waiver of Conditions                              107
ARTICLE XIV - RETENTION OF JURISDICTION                 107
14.1.	Retention of Jurisdiction                         107
ARTICLE XV - MODIFICATION OR WITHDRAWAL OF PLAN         110
15.1.	Modification of Plan                              110
15.2.	Withdrawal of Plan                                110
15.3.	Termination Events                                111
15.4.	Nonconsensual Confirmation                        111
ARTICLE XVI - MISCELLANEOUS                             111
16.1.	Payment of Statutory Fees                         111
16.2.	Payment Dates                                     112
16.3.	Headings                                          112
16.4.	Other Documents and Actions                       112
16.5.	Notices                                           112
16.6.	Governing Law                                     113
16.7.	Binding Effect                                    114
16.8.	Successors and Assigns                            114
16.9.	Severability of Plan Provisions                   114
16.10.	No Waiver                                   115
16.11.	Committee.                                  115
16.12.	Payment of Postpetition Interest
        and Attorneys' Fees                             116
16.13.	Services by and Fees for Professionals
        and Certain Parties.                            116
16.14.	Exemption from Securities Laws              117
16.15.	Implementation of Bankruptcy Code
            Section 1146(c)                             118
16.16.	Inconsistencies                             118



MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
DEBTORS AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS
FOR GC COMPANIES, INC., AND ITS JOINTLY ADMINISTERED SUBSIDIARIES
GC Companies, Inc. ("GCX") and its jointly administered
subsidiaries,  as debtors and debtors-in-possession in the above-
captioned Chapter 11 cases ("Debtors") and the Official Committee of Creditors Holding Unsecured Claims ("Committee") hereby propose the following Modified First Amended Joint Plan of Reorganization ("Plan")
for the Debtors pursuant to Chapter 11 of Title 11 of the United
States Code, 11 U.S.C. Section 101 et seq., as amended.
The Disclosure Statement that accompanies this Plan discusses the Debtors' history, businesses, properties, and results of operations and contains a summary and discussion of this Plan.
Holders of Claims and Interests and parties to executory contracts and unexpired leases are encouraged to read the Disclosure Statement. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.
ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION
Defined Terms.
As used herein, the following terms shall have the respective meanings specified below. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bankruptcy
Code and in the Bankruptcy Rules.
1.1. "Adequate Protection Payments"
 means all payments made by any of the Debtors in Possession as
"adequate protection" to the holder of any lien or other interest in property of any of the Debtors or the Estates, including, without limitation, all payments made by any of the Debtors in Possession to any Holder of a Claim in any of Classes 3 through 9 inclusive from and after the Petition Date.
1.2. "Administrative Claim"
 means any Claim for any cost or expense of administration of the
Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary postpetition expenses of preserving the estates of the
Debtors, any actual and necessary postpetition expenses of operating the business of the Debtors in Possession, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy
Court under section 330, 331, or 503 of the Bankruptcy Code, any fees or charges assessed against the estates of the Debtors under section 1930 of title 28 of the United States Code and any and all
Allowed Reclamation Claims.  Notwithstanding the foregoing,
Administrative Claims shall not include any Intercompany Claims.
1.3. "Affiliate"
 means, as to any Person, any other Person that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, such Person.  The term "control"
(including, with correlative meanings, the terms "controlled by" and
"under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.
1.4. "Administrative Claims Bar Date"
 means the last date or dates fixed by the Plan or the Bankruptcy
Court for filing proofs or requests for payment of certain
Administrative Claims pursuant to Section 2.1.2(b) of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy
Court.
1.5. "Allowed"
 when used to describe a Claim or Claims means such Claim or Claims, to the extent that it or they are an "Allowed Claim" or "Allowed
Claims."
1.6. "Allowed Amount"
 shall mean:
(i) with respect to any Administrative Claim (i) if
the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy
Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (1) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy
Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by
Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the
Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court.  The
Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;
(ii) with respect to any Tax Claim, Priority Claim,
Secured Bank Claim, Secured Claim or Unsecured Claim, (i) if the
Holder of such Claim did not file proof thereof with the Bankruptcy
Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date,
(1) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy
Court, or (2) the amount thereof as fixed by Final Order of the
Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the
Bankruptcy Rules, the Plan or the Bankruptcy Court.  The Allowed
Amount of any Tax Claim, Priority Claim, Bank Claim, Secured Claim or Unsecured Claim which is not filed by the applicable Claims Bar Date and is not listed on the Debtors' Schedules or is listed as disputed, unliquidated, contingent or unknown shall be zero, and no distribution shall be made on account of any such Tax Claim, Priority Claim, Bank
Claim, Secured Claim or Unsecured Claim;
(iii) with respect to any Deficiency Claim, the
amount thereof as fixed by Final Order of the Bankruptcy Court.  The
Allowed Amount of any Deficiency Claim which is not filed by the
Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim;
(iv) with respect to any Interest, (i) the amount
provided by or established in the records of the Debtors at the
Confirmation Date, provided, however, that a timely filed proof of
Interest shall supersede any listing of such Interest on the records of the Debtors; or (ii) the amount stated in a proof of Interest Filed prior to the Confirmation Date if no objection to such Interest was filed prior to the Confirmation Date or such later date as the
Bankruptcy Court allows; or (iii) the amount of such Interest as fixed by a Final Order of the Bankruptcy Court.
1.7. "Allowed Claim"
 shall mean, except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.  Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim"
shall not include interest (including but not limited to unamortized original issue discount as of the Petition Date), fees (including but not limited to late charges and attorneys fees), or penalties accruing after the Petition Date on such Claim.
1.8. "Allowed _____ Claim" or "Allowed Class ____ Claim"
 means a Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured
Claim that is also an Allowed Claim, and an Allowed Class 6 Claim is a
Claim classified in Class 6 that is an Allowed Claim).
1.9. "Allowed Interest"
 means any Interest to the extent, and only to the extent, of the
Allowed Amount of such Interest.
1.10. "AMCE"
 means AMC Entertainment Inc., a Delaware corporation
1.11. "AMCE Acquisition Agreement"
 means such definitive acquisition agreement as may be executed by and between AMCE, AMC, CDI or any other Affiliate of AMCE, and Debtors, incorporating the material terms set forth in the AMCE Letter of
Intent, as it may be amended, and which shall be filed by the
Proponents no later than ten (10) days prior to the Confirmation
Hearing.
1.12. "AMCE Class 6 Distribution Date"
 means:  (a) in the event the Committee elects to establish the
Unsecured Stock Trust, the latest of:  (i) seventy-five (75) days after the Effective Date; or (ii) the OUST Disputed Fee Resolution
Date; or (b) in the event the Committee does not elect to establish the Unsecured Stock Trust, the latest of:  (i) ninety (90) days after the Effective Date; or (ii) the OUST Disputed Fee Resolution Date.
1.13. 	[intentionally omitted].
1.14. "AMCE Letter of Intent"
 means the Letter of Intent executed by AMCE and GCX and dated as of December 6, 2001, as it may be amended.
1.15. "AMCE Commitment Date"
 shall mean the date by which AMCE, pursuant to the terms of the AMCE Acquisition Agreement, must notify the Debtors that, with the exception of the conditions which are not subject to the AMCE
Commitment Date, all conditions specified in the AMCE Acquisition
Agreement have either been satisfied or waived.
1.16. "AMCE Stock"
 means shares of AMCE common stock.
1.17. "AMC"
 means American Multi-Cinema, Inc., a Missouri corporation that is a subsidiary of AMCE.
1.18. "Amended and Restated Certificate of Incorporation or
Charter"
 means, with respect to each Reorganized Debtor, the amended and restated certificate or articles of incorporation or charter (or document of similar effect with respect to any Debtor that is not a corporation) for such Reorganized Debtor, which shall be substantially in the forms of the examples set forth in the Plan Documentary
Supplement.
1.19. "Amended and Restated Bylaws"
 means, with respect to each Reorganized Debtor, the amended and restated bylaws for such Reorganized Debtor that is a corporation, which shall be substantially in the forms of the examples set forth in the Plan Documentary Supplement.
1.20. "Assigned Leases"
 means any and all real property leases that were assigned by any of the Debtors to any party other than one of the other Debtors prior to the Petition Date.
1.21. "Avoidance Rights of Action"
 means all Rights of Action arising under Section 544-550 of the
Bankruptcy Code.
1.22. "B of A"
 means Bank of America, N.A.
1.23. "Ballot Date"
 means the date set by the Bankruptcy Court as the last date for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan.
1.24. "Bankruptcy Code"
 means the Bankruptcy Reform Act of 1978, as amended, as set forth in
Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as applicable to the Chapter 11 cases.
1.25. "Bankruptcy Court"
 means the United States Bankruptcy Court for the District of
Delaware, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the
District of Delaware; or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.
1.26. "Bankruptcy Rules"
 means, collectively, as now in effect or hereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy
Procedure, and (ii) the Local Bankruptcy Rules and General Orders
applicable to cases pending before the Bankruptcy Court.
1.27. "Banks"
 means the Domestic Banks and the SA Lenders. .
1.28. "BNS"
 means The Bank of Nova Scotia.
1.29. "BNS Letter of Credit Claims"
 means the reimbursement claims described in Sections 5.4.3(c) and (d)
of the Plan.
1.30.  "Business Day"
 means any day, other than a Saturday, a Sunday or a "legal holiday,"
as defined in Bankruptcy Rule 9006(a).
1.31. "Cases"
 means the Chapter 11 cases commenced by the Debtors on the Petition
Date and pending before the Bankruptcy Court as Case Nos. 00-3897 through 00-3927 (EIK).
1.32. "Cash"
 means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.
1.33. "CDI"
 means Centertainment Development, Inc., a Delaware corporation that is a subsidiary of AMCE.
1.34. "Claim"
 shall have the broadest possible meaning under section 101(5) of the Bankruptcy Code, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or
(b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
1.35. "Claims Bar Date"
 means, for any Claim other than an Administrative Claim, May 1, 2001, or such other deadline for filing such Claim as was established under the "Order Establishing Bar Date For Filing Proofs of Claim Against GC Companies, Inc. et al. and Approving Form and Manner of Notice," dated February 14, 2001 or is established under the Plan.
1.36. "Claims Objection Deadline"
 means the later of (i) the one hundred twentieth (120th) day after the Effective Date, (ii) with respect to a specific Claim, the one-
hundred twentieth (120th) day after proof of such Claim is filed, or
(iii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court or by agreement between a Debtor and the Holder of the Claim.
1.37. "Class"
 means each group of Claims or Interests classified in Article 3 of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.
1.38. "Class 6 Distribution Agent"
 means the Person selected by the Committee to hold and distribute
Cash and such other property as may be distributed pursuant to the
Plan to Holders of Allowed Class 6 Claims and Allowed Class 7 Claims.
1.39. "Class 6 Distribution Date"
 means the First Class 6 Distribution Date and every one hundred and twenty (120) days thereafter until all Disputed Deduction Claims,
Disputed Class 6 Claims and Disputed Class 8 Claims have been resolved and all distributions have been made on account of all Allowed Class 6 Claims and all Allowed Class 8 Claims, or more frequently in the discretion of the Post-Confirmation Committee.
1.40. "Class 6 Distribution Expenses"
 shall mean: (i) the fees and expenses incurred by the Post-
Confirmation Committee, the Class 6 Distribution Agent, any Unsecured
Stock Trustee and the professionals, consultants (including present or former employees of, or counsel to the Debtors) and sub-agents employed or retained by any or all of them in connection with:
(a) objecting to, litigating and/or settling Disputed Class 6 Claims, Disputed Convenience Claims and Disputed Deduction Claims; (b)
administering and managing the Class 6 Recovery (and any proceeds thereof); and (c) performing any other acts or services reasonably necessary to implementing the provisions of the Plan with respect to the Holders of Class 6 and Class 7 Claims; and (ii) any fees due and payable to the Office of the United States Trustee pursuant to Section 1930(a)(6) of Title 28 of the United States Code with respect to the
Cases that remain open from and after the Effective Date, subject to the provisions for closing the Cases set forth in Section 7.13 of the
Plan.
1.41. "Class 6 Recovery"
 means the Base Class 6 Recovery and any Conditional Class 6 Recovery.
1.42. "Committee"
 means the Official Committee of Unsecured Creditors of the Debtors appointed in the Cases pursuant to Section 1102 of the Bankruptcy
Code.
1.43. "Confirmation Date"
 means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court, but in no event later than March 20, 2002 or April 20, 2002 if AMCE is entitled to, and does in fact exercise its option to extend said deadline pursuant to Section 3(d) of the AMCE Letter of Intent, unless a later date is agreed to by AMCE and the Proponents.
1.44. "Confirmation Hearing"
 means the hearing on Confirmation of this Plan.
1.45. "Confirmation Hearing Date"
 means the date or dates established by the Bankruptcy Court for the hearing(s) on confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.
1.46. "Confirmation Order"
 means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy
Code, which order must be in form and substance reasonably
satisfactory to AMCE.
1.47. "Convenience Claim"
 means any Unsecured Claim (other than of the kind set forth in subparagraphs (a) through (f) of Section 3.6 of the Plan) that is: (i)
in an Allowed Amount of $500 or less; or (ii) in an Allowed Amount of greater than $500, but which is reduced to an Allowed Amount of $500 by election of the Holder thereof pursuant to such Holder's Ballot.
In no event shall any Convenience Claim exceed $500 for the purposes of allowance, treatment or distribution under the Plan.  A Holder may elect to reduce to Five Hundred Dollars ($500.00) and be deemed to hold a Convenience Claim only as to the aggregate amount of all such Holders' Claims that would otherwise have been classified in Class 6 absent such election, and no Claim of any such Holder that would have been classified in Class 6 absent such election shall be classified in
Class 6 if the Holder makes such election.
1.48. "Convenience Claim Amount"
 means the aggregate Allowed Amount of all Allowed Convenience Claims.
1.49. "Corporate Restructuring Program"
 means the program set forth in the Plan Documentary Supplement and made a part of this Plan pursuant to which certain of the Debtors shall (i) establish new subsidiaries or other entities, (ii) acquire, merge with, or dissolve various other Debtors, or (iii) transfer some or all of the assets of certain Debtors to newly-created entities or to one or more of the other surviving Debtors, as further described in
Section 7.7.
1.50. "Creditor"
 means any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including, without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.
1.51. "Creditor Parties"
 means the Committee, Harcourt and GECC.
1.52. "Cure Claims"
 means the cost of curing all outstanding defaults under contracts to be assumed or assumed and assigned by the Reorganized Debtors, and compensating the non-Debtor party to such contract for any actual pecuniary loss resulting from such default, and any other amounts required to be paid to the non-Debtor party under section 365(b) of the Bankruptcy Code.
1.53. "Debtor(s)"
 means, individually or collectively, GC Companies, Inc. and each of its subsidiaries that is a debtor and debtor-in-possession under
Chapter 11 of the Bankruptcy Code.
1.54. "Debtors in Possession"
 mean the Debtors when each is acting in the capacity of
representative of the Estates in the Cases.
1.55. "Debtor Subsidiary"
 means any or all of the Debtors except GCX.
1.56. "Deduction Claims"
 means the aggregate sum of the Administrative Claims (exclusive of operating expenses incurred or accrued and paid in the ordinary course of business for goods and services, sales taxes and federal and state taxes relating to ordinary income), plus retention, severance and bonus payments (including bonuses paid in the normal course) (without duplication), plus the Priority Tax Claims, plus the Class 1 Claims, plus the Class 2 Claims, plus the Cure Claims, plus the Adequate
Protection Payments, less the GECC Excess Payments and any adequate protection payments made to Heller subsequent to August 1, 2001 and applied to the reduction of the pre-petition principal amount of
Heller's Class 3 Claim, in all instances whether payments on behalf of such Deduction Claims were made from August 1, 2001 through the
Effective Date or whether such Deduction Claims are outstanding on the Effective Date; provided, however, that the component of Deduction
Claims that relates to severance and retention payments, including amounts paid under the Amended and Restated Termination and Change of Control Agreements approved by the Bankruptcy Court's Order dated
March 16, 2001 but not including any bonuses paid in the normal course, shall be deemed to equal $5 million regardless of the actual amounts that are paid through the Effective Date or outstanding on the Effective Date; bonuses paid in the normal course shall constitute a Deduction Claim based on the actual amount of such bonuses paid. Notwithstanding the foregoing, the Deduction Claims shall exclude: (a)
any and all fees and expenses incurred by New Investments LLC, in connection with the Plan or otherwise; and (b) the premium cost incurred by AMCE with respect to a directors' and officers' insurance policy pursuant to Section 3(k) of the AMCE Letter of Intent.
1.57. "Deduction Claims Limit"
 shall mean Twenty Million Dollars ($20 million) unless AMCE elects to extend the deadline for the date of entry of the Confirmation Order from March 31, 2002 to a date on or before April 30, 2002, in which event the Deduction Claims Limit shall be Twenty Million Five Hundred Thousand Dollars ($20.5 million).
1.58. "Deficiency Claim"
 shall mean any Unsecured Claim representing the amount, if any, by which the Allowed Amount of a Class 2 Secured Claim exceeds the value of the property owned or held by the Debtors which secures payment of the Claim.
1.59. "DIP Facility Agreement"
 means the postpetition credit agreement, dated as of October 13, 2000 between certain of the Debtors, the Banks and GECC and as amended, providing debtor-in-possession financing in the maximum aggregate principal amount of $45 million.
1.60. "DIP Facility Claims"
 means Claims arising under the DIP Facility Agreement.
1.61. "DIP Facility Order"
 means that certain Final Order (a) Approving Debtors' Motion for
Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness
on a Final Basis and (b) Granting Security Interests of Superpriority
Claims and Adequate Protection, entered by the Bankruptcy Court on or about November 8, 2000.
1.62. "Disclosure Statement"
 means the Disclosure Statement, dated as of January 30, 2002, as amended, modified or supplemented from time to time, submitted pursuant to Section 1126(b) of the Bankruptcy Code in connection with the solicitation of acceptances of the Plan.
1.63. "Disputed Administrative Claim"
 means any Administrative Claim that is not an Allowed Administrative
Claim.
1.64. "Disputed Claim"
 means all or any part of a Claim as to which any one of the following applies: (i) no proof of claim has been filed with respect to such
Claim, and either (a) the Claim is not listed in the Schedules, or
(b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount, (ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable order of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a "Disputed Claim" pursuant to this Plan.
In addition, prior to the earlier of (i) the Claims Objection
Deadline, (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, or (iii) in the case of Class 6 Claims only, the date upon which the Post-Confirmation Committee determines, in its discretion, not to object to a Class 6 proof of claim or reaches an agreement with the Holder of a Class 6 Claim as to the
Allowed Amount of such Claim and so notifies the Class 6 Distribution
Agent, any Claim evidenced by a proof of claim in Classes 1, 2 or 6 or any Tax Claim, shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no
Claim corresponding to the proof of claim is listed in the Schedules,
(b) the Claim corresponding to the proof of claim is listed in the
Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.
1.65. "Disputed ___ Claim" or "Disputed Class ___ Claim"
 means a Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 6 Claim is a Claim
classified in Class 6 that is also a Disputed Claim).
1.66. "Distribution Agent"
 means the Person selected pursuant to the Plan to hold and distribute
Cash and such other property as may be distributed pursuant to the
Plan other than to Holders of Claims in Class 6 (which Person (a) may be Reorganized GCX ; (b) will be identified in the Plan Documentary Supplement; and (c) will not be an insider of the Debtors).
1.67. "Domestic Banks"
 means Fleet and BNS.
1.68. "Domestic Bank Claims"
 means all Claims against any Debtor, secured or unsecured, held by the Domestic Banks or any predecessors, successors or assignees in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claims arising under or relating to the Domestic Bank Documents, but specifically excluding the BNS Letter of Credit Claims.
1.69. "Domestic Bank Documents"
 means the following documents, as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date:
(i) the Revolving Credit Agreement dated as of January 26, 1999 by and among GCX and the Domestic Banks; (ii) all promissory notes evidencing the indebtedness incurred under the Revolving Credit Agreement described in clause (i) above; (iii) all agreements, documents, and instruments pursuant to which any interest in collateral was granted or purported to be granted, created, evidenced, or perfected in connection with such Revolving Credit Agreement, including, without limitation, all security agreements, pledge agreements, assignments, financing statements, the Intercreditor Agreement and similar documents; (iv) all guarantees of any GCX Subsidiary with respect to the Revolving Credit Agreement and ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary, all other agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, guarantees, instruments, documents, and certificates delivered in connection with any of the foregoing; and (v) Claim numbers 1457, 1943, 1453, 1454,
1456, 1458, 1459, 1460, 1461, 1462, 1942, 1934, 1935, 1937, 1938,
1455, 1939, 1940, 1941, 1463, 1440, 1441, 1442, 1443, 1444, 1445,
1446, 1447, 1448, 1449 and 1450 Filed in the Cases.
1.70. "Effective Date"
 means a date to be agreed upon by AMCE and the Proponents as soon as practicable after the conditions set forth in Section 13.2 of the Plan have been satisfied or waived as provided in the Plan, but in no event later than April 1, 2002 provided, however, that if AMCE is not in breach of its obligations under the AMCE Letter of Intent, and the
AMCE Acquisition Agreement, AMCE may extend the deadline for the
Effective Date through and including May 1, 2002 by giving written notice of such election to GCX, the Committee, GECC and Harcourt on or before April 1, 2002.
1.71. "Estate"
 means each estate created pursuant to Section 541(a) of the
Bankruptcy Code upon the commencement of each Case.
1.72. "Existing GCX Common Stock"
 means the shares of common stock of GCX, outstanding immediately prior to the Effective Date.
1.73. "Fee Applications"
 shall mean applications of Professional Persons under sections 330,
331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.
1.74. "Fee Claim"
 shall mean a Claim under sections 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the
Cases.
1.75. "Filed"
 shall mean delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court.
1.76. "Final Order"
 means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Proponents and AMCE or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, reargument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.
1.77. "First Class 6 Distribution Date"
 means no later then ten (10) Business Days after the AMCE Class 6 Distribution Date.
1.78. "Fleet"
 means Fleet National Bank.
1.79. "GCT"
 means General Cinema Theatres, Inc., a Maine corporation.
1.80. "GCX"
 means GC Companies, Inc., a Delaware corporation.
1.81. "GCX Guaranties"
 means GCX's several guaranties relating to the JV Loans.
1.82. "GCX Guaranty Claims"
 means any and all claims which arise, under, refer, relate or pertain in any way to the GCX Guaranties and include, without limitation, all
Claims asserted in Claim Nos. 1304 and 1427 Filed in the Cases.
1.83. 	[intentionally omitted].
1.84. "GCX Subsidiary"
 means every Debtor and every other corporation which is a direct or indirect subsidiary of GCX or any other Debtor.
1.85. [intentionally omitted].
1.86. "GECC"
 means General Electric Capital Corporation.
1.87. "GECC Documents"
 means the following documents, as same may have been amended, restated, supplemented or otherwise modified from time to time:
(i) that certain Master Lease Agreement by and between GCT and GECC dated November 21, 1996 (the "GECC Master Lease"), all lease schedules, documents, instruments and agreements executed or delivered as required or contemplated thereby, any participations or assignments of interests to any member of the GECC Group, any other agreements entered into pursuant thereto or in connection therewith or which incorporate any or all of the terms thereof, and any other related agreements or other documents including, without limitation, any agreement between any Debtor and any member of the GECC Group; and
(ii) Claims numbers 1703, 1684, 1735, 1727, 1707, 1706, 1705, 1704,
1690, 1689, 1724, 1725, 1732, 1733, 2106, 1773, 1774, 1686, 1688, 1736
, 1681, 1685, 1687, 1734, 1710, 1680 and 1683 Filed in the Cases.
1.88. "GECC Excess Payments"
 means one half of all Adequate Protection Payments made to the GECC
Group in excess of $9 million in the aggregate.
1.89. "GECC Group"
 means GECC and its participants under the GECC Agreements, including, without limitation, Bank Leumi Leasing Corp., Imperial Bank, The Fifth
Third Leasing Company, Fleet Capital Corporation, ReliaStar Life
Insurance Company (successor by merger to ReliaStar), Northern Life Insurance Company and ReliaStar Life Insurance Company of New York,
f/k/a ReliaStar Bankers Security Life Insurance Company.
1.90. "GECC Group Claims"
 means all Claims against any Debtor, secured or unsecured, held by any member of the GECC Group or any predecessor, successor or assignee in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claim arising under or relating to any of the GECC Documents.
1.91. "Harcourt"
 means Harcourt General, Inc.
1.92. "Harcourt Claims"
 means all Claims against any Debtor, secured or unsecured, held by
Harcourt or any predecessor, successor, assignee, agent or Affiliate (including, without limitation GCLRA LLC) in any capacity, whether in its own name, in the name of a third party landlord, as subrogee, as assignee or otherwise including, without limitation, any Claim under or relating to the Harcourt Documents and any claim arising out of or relating to Harcourt's liability, whether as guarantor or otherwise, under or with respect to any lease under which any Debtor is or was a lessee or to which any Debtor is or was otherwise a party.
1.93. "Harcourt Documents"
 means (i) that certain Amended and Restated Reimbursement and
Security Agreement, dated as of January 26, 1999 by and between GCX and Harcourt, as same may have been amended, supplemented, restated or otherwise modified from time to time; and (ii) the Harcourt Proofs of
Claim.
1.94. "Harcourt Leases"
 means all leases (other than the Erie Commons, Summit Park and Midway
Mall leases, which shall be deemed not to be Harcourt Leases): (a)
under which Harcourt was the original tenant, is a guarantor or is otherwise liable for rent upon any default in payment thereof; (b)
that had not yet been rejected as of December 6, 2001; and (c) that had not been assigned as of December 6, 2001 by any of the Debtors to parties other than Affiliates of the Debtors, whether before or after the Petition Date.  Without limiting the foregoing, all of the
Reserved Leases shall be deemed to be Harcourt Leases and none of the Identified Leases shall be deemed to be a Harcourt Lease. The
Harcourt Leases are identified in Exhibit 1.94 to the Plan.
1.95. "Harcourt Proofs of Claim"
 shall mean any and all proofs of claim filed by Harcourt (whether timely or untimely or whether filed in its own name, in the name of a third party landlord, as subrogee, as assignee or otherwise) against any or all of the Debtors including, without limitation, those proofs of claim identified in Exhibit 1.95 to the Plan.
1.96. "Heller"
 means Heller EMX, Inc.
1.97. "Heller Claims"
 means all Claims against any Debtor, secured or unsecured, held by
Heller or any predecessor, successor or assignee in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claim arising under or relating to the Heller
Documents.
1.98. "Heller Documents"
 means (i) that certain Lease and Security Agreement dated as of
October 28, 1999 by and between Heller and GCX, as same may have been amended, supplemented, restated or otherwise modified from time to time; and (ii) Claim numbers 1434, 1435, 1436 and 1437 Filed in the
Cases.
1.99. "Holder"
 means the beneficial owner of any Claim or Interest, which, in the case of an investment company, shall be the investment company and not its shareholders, and which in the case of an insurance company, shall be the insurance company and not its insureds.
1.100. "Identified Claims"
 shall mean any and all Claims which refer, relate or pertain in any way to the Identified Leases.
1.101. "Identified Leases"
 means those real property leases identified in Exhibit 1.101.
1.102. "Intercompany Claim"
 means any Claim held or asserted against any Debtor by GCX or any GCX
Subsidiary.
1.103. "Intercreditor Agreement"
 means that certain Intercreditor Agreement dated as of January 26,
1999 by and between Bank Boston, N.A. (n/k/a Fleet National Bank,
N.A.) as administrative agent for the Domestic Banks, Harcourt and
GCX, as same may have been amended, supplemented, restated, or otherwise modified from time to time.
1.104. "Interest"
 means an equity security or interest of or in any Debtor within the meaning of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants,
partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing GCX Common Stock or on any common stock of any other Debtor.
1.105. "Interim Operating Agreement"
 means that certain Interim Operating Agreement dated as of December
6, 2001, as may be amended, entered into by and between AMCE and GCX.
1.106. "JV Loan"
 means any loan made to Hoyts General Cinemas South America or its subsidiaries that is guaranteed, in whole or in part, by GCX.
1.107. "Lien"
 has the meaning given in Section 101(37) of the Bankruptcy Code.
1.108. "LOI Hearing"
 means the date first set for the Bankruptcy Court to consider approval of certain binding agreements set forth in the AMCE Letter of
Intent.
1.109. "New AMCE Notes"
 means newly issued notes added to AMCE's existing issue of 9.5%
Senior Subordinated Notes due 2011 or any other issue of AMCE Senior Subordinated Notes with materially similar terms, as described in
Exhibit 1.109 to the Plan.
1.110. "New AMCE Notes Exchange Option"
 means the option of Holders of certain Allowed Claims to elect to receive, in lieu of New AMCE Notes, Cash in an amount equal to 87.5%
of the principal face amount of the New AMCE Notes to which they would otherwise be entitled.
1.111. "New AMCE Securities"
 means, collectively, the New AMCE Stock and the New AMCE Notes to be distributed under Sections 5.4 through 5.6 of the Plan.
1.112. "New AMCE Stock"
 means newly issued shares of AMCE common stock, valued at the Plan
Value.
1.113. "New GCX Common Stock"
 means newly issued shares of common stock of Reorganized GCX, all of which shall be issued by Reorganized GCX to AMCE or its designee on the Effective Date pursuant to the Plan.
1.114. "Newly Rejected Lease"
 means any lease rejected effective on or after December 6, 2001 other than the Bay Plaza Expansion, Erie Commons, Summit Park and Midway
Mall leases as identified in Exhibit 1.114 to the Plan.
1.115. [intentionally omitted].
1.116. [intentionally omitted].
1.117. "OUST"
 means the Office of the United States Trustee.
1.118. "OUST Disputed Fee Resolution Date"
 means the earlier of (a) the date upon which the Committee or the Post-Confirmation Committee reaches an agreement with the OUST regarding the total amount of quarterly fees owing to the OUST through the Effective Date; (b) the date upon which the OUST agrees upon the amount of a reserve reasonably necessary to assure the OUST of payment in full of any and all disputed OUST quarterly fees for the period through and including the Effective Date; or (c) the date of entry of a Final Order establishing an adequate reserve for payment of all disputed fees owed, or allegedly owed to the OUST as quarterly fees for the period through and including the Effective Date.
1.119. "Person"
 means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit, Committee or other entity of whatever nature.
1.120. "Petition Date"
 means the date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e. October 11, 2000.
1.121. "Plan"
 means the Modified First Amended Joint Plan of Reorganization as set
forth herein, together with the Schedules and Exhibits thereto and the
Plan Documents, as the same may be amended or modified by the
Proponents with the consent of AMCE from time to time pursuant to the
Plan, the Bankruptcy Code or the Bankruptcy Rules.
1.122. "Plan Documentary Supplement"
 means a supplement to this Plan, containing various documents relating to the implementation of the Plan, to be Filed with the
Bankruptcy Court no later than ten (10) Business Days prior to the commencement of the Confirmation Hearing, as said supplement may be amended from time to time at any time prior to the Effective Date by agreement of the Proponents and AMCE; provided, however, that the
Unsecured Stock Trust and the Stock Disposition Agreement may be filed no later than five (5) days prior to the commencement of the
Confirmation Hearing.
1.123. "Plan Documents"
 means the Amended and Restated Certificates of Incorporation or
Charters, the Amended and Restated By-Laws, the AMCE Acquisition
Agreement, the Unsecured Stock Trust Agreement and the Stock
Disposition Agreement (if the Unsecured Stock Trust is elected by the Committee), the Harcourt Indemnification Agreement, the New
Investments LLC Agreement and any other documents required by the Plan or determined by the Proponents and AMCE to be necessary or advisable to implement the Plan.  The Plan Documents shall be in form and content acceptable to AMCE and the Proponents.  Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable (but in no event later than ten (10) Business Days prior to the commencement of the Confirmation Hearing or on such other date as the Bankruptcy Court may establish); provided, however, that the Unsecured Stock Trust and the Stock Disposition Agreement may be
filed no later than five (5) days prior to the commencement of the Confirmation Hearing.
1.124. "Plan Rate"
 means the interest rate available on ninety (90) day United States Treasuries on the Effective Date, but in no event greater than 7.0%
per annum.
1.125. "Plan Value,"
 when referencing New AMCE Stock, means the product of multiplying the applicable number of shares of New AMCE Stock by the per share value of the New AMCE Stock, valued at the average closing price per share for the 15 days prior to the Effective Date, subject to a minimum price per share of $10.  The number of shares of New AMCE Stock needed to achieve a specified Plan Value is calculated by dividing that Plan
Value by the per share value of the New AMCE Stock as so determined.
1.126. "Post-Confirmation Committee"
 means the Committee after the Effective Date, as reconstituted and with the rights and duties set forth in the Plan.
1.127. "Priority Claim"
 means any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the
Bankruptcy Code.
1.128. "Pro Rata"
 means proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the
Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.
1.129. "Professional"
 means a Person or Entity (a) employed by the Debtors in Possession or the Committee pursuant to a Final Order in accordance with Sections
327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328,
329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to
Section 503(b) of the Bankruptcy Code.
1.130. "Professional Fees"
 means all Allowed Claims for compensation and for reimbursement of expenses under Sections 328, 330 and/or 503(b) of the Bankruptcy Code.
1.131. "Proponents"
 shall mean those parties in interest proposing the Plan, i.e., the
Debtors and the Committee.
1.132. "Reclamation Claim"
 means any Claim asserted by any Person pursuant to Section 546(c) of the Bankruptcy Code and applicable state law, relating to the reclamation of goods that were provided by such Person to the Debtors.
1.133. "Record Date"
 means the Confirmation Date or such other date as is designated in the Confirmation Order.
1.134. "Reorganized GCT"
 means GCT on and after the Effective Date.
1.135. "Reorganized GCX"
 means GCX on and after the Effective Date.
1.136. "Reorganized Debtors"
 means, collectively, all of the Debtors or any successors thereto by merger, consolidation, acquisition, or otherwise on and after the
Effective Date.
1.137. "Reserved Leases"
 means the Springfield, Hollywood Galaxy and Centennial Lakes theater leases under which one of the Debtors is lessee.
1.138. "Rights of Action"
 means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers and privileges of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, held by any of the Debtors against any person or entity, including but not limited to: (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law; (ii) the right to object to Claims; (iii) such claims and defenses as fraud, mistake, duress and usury and (iv) all Avoidance Rights Of Action.
1.139. "Schedules"
 means the schedules of assets and liabilities and list of equity security holders Filed by the Debtors, as required by section 521(1)
of the Bankruptcy Code, Bankruptcy Rules 1007(a)(3) and (b)(1), and
Official Bankruptcy Form No. 6, as amended from time to time.
1.140. "Secured Claim"
 means any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the
Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder's interest in the Debtors', any Debtor's or any Estate's interest in the property, determined pursuant to Section 506(a) of the Bankruptcy
Code.
1.141. "State"
 means any state of the United States of America and shall include the District of Columbia and Puerto Rico.
1.142. "Stock Disposition Agreement"
 means that certain Stock Disposition Agreement to be entered into by the Unsecured Stock Trustee and AMCE providing for limitations on and benefits to the Unsecured Stock Trustee in connection with the trustee's sale of the New AMCE Stock issued with respect to Class 6
Claims, in the event the Committee elects to establish an Unsecured
Stock Trust.
1.143. "Tax"
 means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax.  "Tax" shall include any interest or additions attributable to, or imposed on or with respect to such assessments.
1.144. "Tax Claim"
 means any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.
1.145. "Unclaimed Property"
 means all Cash, New AMCE Stock or New AMCE Notes deemed to be
"Unclaimed Property" pursuant to Sections 9.3, 9.4.1 and 9.7 of the
Plan.
1.146. "Unsecured Claim"
 means a Claim against any Debtor that is not (a) a Secured Claim, (b)
an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.
1.147. "Unsecured Stock Trust"
 means a trust to be established for the benefit of the Holders of
Allowed Class 6 Claims, to be funded with the Class 6 Recovery and to be governed by the Unsecured Stock Trust Agreement.
1.148. "Voting Tabulator"
 means the entity designated by the Debtors and retained pursuant to
Final Order of the Bankruptcy Court to receive Creditors' ballots for voting on the Plan.
Other Definitions.
Other defined terms used in the Plan (in addition to those set forth above), are defined in the section of the Plan in which such terms are first used as listed below:
"34 Act" is defined in Section 5.10.1 of the Plan.
"34 Act Registration" is defined in Section 5.10.1 of the Plan.
"40 Act" is defined in Section 5.10.1 of the Plan.
"Adviser Act Registration" is defined in Section 5.10.1 of the
Plan.
"Allowed Designated Lease Claims" is defined in Section 5.6.2 of the Plan.
"Allowed Identified Lease Claims" is defined in Section 5.6.3 of the Plan.
"Assumed Contract or Lease" is defined in Section 5.6.2 of the
Plan.
"Assumed Contracts and Leases" is defined in Section 8.1 of the
Plan.
"Bank Leumi" is defined in Section 5.5.1 of the Plan.
"Base Class 6 Recovery" is defined in Section 5.6.2 of the Plan.
"BDC Election" is defined in Section 5.10.1 of the Plan.
"Class 10 Distribution Agent" is defined in Section 9.2 of the
Plan.
"Class 6 Expense Reserve" is defined in Section 9.2.2 of the
Plan
"Class 10 Participation Conditions" is defined in Section 5.10.5 of the Plan.
"Class 10 Percentage" is defined in Section 5.10.2 of the Plan.
"Conditional Class 6 Recovery" is defined in Section 5.6.3 of the Plan.
"Cure Claim Amount" is defined in Section 8.3. of the Plan.
"Distribution Conditions" is defined in Section 5.10.1 of the
Plan.
"D&O Policy" is defined in Section 8.8 of the Plan.
"Equity Financing" is defined in Section 5.10.3 of the Plan.
"Fifth Third" is defined in Section 5.5.1 of the Plan.
"GCCI Inc." is defined in Section 5.10.1 of the Plan.
"GCCI LLC" is defined in Section 5.10.1 of the Plan.
"GECC Master Lease" is defined in Section 1.87 of the Plan.
"Greeley Claim" is defined in Section 10.2 of the Plan.
"Harcourt Indemnification Agreement" is defined in Section 5.9 of the Plan.
"Harcourt Lease Amendment" is defined in Section 5.9.5 of the
Plan and shall be in the form attached to the Plan as Exhibit 5.9
"Indemnity Obligations" is defined in Section 8.8 of the Plan.
"Instrument and Security or Instruments and Securities" is
defined in Section 9.3.1 of Plan.
"Joint Commitment Agreement" is defined in Section 5.10.6 of the
Plan.
"LLC Interests" is defined Section 5.10.2 of the Plan.
"New Boards" is defined in Section 7.10 of the Plan.
"New Investments LLC" is defined in Section 5.10.1 of the Plan.
"New Investments LLC Agreement" is defined in Section 5.10.4 of the Plan.
"1940 Act" is defined in Section 5.10.1 of the Plan.
"Objection Deadline" is defined in Section 10.2 of the Plan.
"Option Period" is defined in Section 5.10.4 of the Plan.
"Participation Purchase Condition" is defined in Section
13.2(iv) of the Plan.
"Participation Purchase Term Sheet" is defined in Section
13.2(iv) of the Plan.
"Preferred LLC Interests" is defined in Section 5.10.4 of the
Plan.
"Preferred LLC Priority Amount" is defined in Section 5.10.4 of the Plan
"Pro Rata Share" is defined in Section 5.10.1(i) of the Plan.
"Purchase Price" is defined in Section 13.2(iv) of the Plan.
"Released Lenders" is defined in Section 12.1.3 of the Plan.
"Releasees" is defined in Section 12.1.1 of the Plan.
"Required Cure Payment" is defined in Section 8.3. of the Plan.
"Schedule of Assumed Contracts" is defined in Section 8.6.1 of the Plan.
"Tail Coverage" is defined in Section 8.8 of the Plan.
"Tax Administrative Claims" is defined in Section 2.1.2 (ii) (b)
of the Plan.
"Top-Up AMCE Stock" is defined in Section 5.6.3 of the Plan.
"Unclaimed Property" is defined in Section 9.7 of the Plan.
"Unsecured Stock Trust Agreement" is defined in Section 7.5 of the Plan.
"Unsecured Stock Trustee" is defined in Section 7.5.2 of the
Plan.
Rules of Construction.
For purposes of the Plan, (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture, agreement, or other document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (iii) any reference in the Plan to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or
Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (iv) unless otherwise specified, all references in the Plan to articles, sections, subsections, clauses, paragraphs, schedules, and exhibits are references to articles, sections, subsections, clauses, paragraphs, schedules, and exhibits of or to the
Plan; (v) the words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, clause, or paragraph contained in the
Plan; (vi) a term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or any other provision in this Section I.B.
Plan Documentary Supplement.
Forms or summaries of certain documents referred to herein will be contained in a separate Plan Documentary Supplement, which the
Debtors shall file with the Bankruptcy Court and amend from time to time with AMCE's consent, prior to the Effective Date.  A copy of the
Plan Documentary Supplement may be obtained from Goodwin Procter LLP, counsel for the Debtors, at the address set forth in Section 16.5 of the Plan, upon written request.
Exhibits.
All exhibits to the Plan and all documents contained in the Plan
Documentary Supplement are incorporated into and are a part of the
Plan as if set forth in full herein.
ARTICLE II - ADMINISTRATIVE AND TAX CLAIMS
2.1. Administrative Claims.
2.1.1 DIP Facility Claims.
On the Effective Date, or as soon thereafter as practicable (but in no event later than five (5) Business Days after the Effective Date), each Holder of a DIP Facility Claim shall receive payment in full in
Cash of the unpaid portion of such DIP Facility Claim.  Any dispute as to any DIP Facility Claim shall be resolved by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules, after notice and a hearing.
2.1.2 Other Administrative Claims.
(i) 	Payment Generally.
Except to the extent that the Holder of an Allowed
Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following
Sections, the Distribution Agent shall pay each Allowed Administrative
Claim in full, in Cash, on the later of (i) the Effective Date,
(ii) within ten (10) Business Days after the date such Administrative
Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of
postpetition business by the Debtors in Possession (including without limitation postpetition trade obligations and routine postpetition payroll obligations, but excluding any postpetition tax obligations)
shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.
(ii) 	Administrative Claims Bar Date:
(a) General Administrative Claims Bar Date:
All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for
(i) postpetition, ordinary course trade obligations and routine postpetition payroll obligations incurred in the ordinary course of the Debtors' postpetition business, for which no bar date shall apply, and (ii) postpetition tax obligations, for which the bar date described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Reorganized Debtors, the Post-Confirmation Committee and AMCE no later than sixty (60) days after the Effective Date (the "General Administrative Claims Bar
Date"), unless such date is extended by the Bankruptcy Court after notice to the Reorganized Debtors. Any such request for payment of an Administrative Claim that is subject to the General Administrative
Claims Bar Date and that is not filed and served on or before the
General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and
(ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.
(b) Administrative Tax Claims Bar Date:
All requests for payment of Administrative Claims by a
governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Tax Administrative Claims")
and for which no bar date has otherwise previously been established, must be filed and served on the Reorganized Debtors, the Post-
Confirmation Committee and AMCE on or before the later of (i) sixty
(60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized
Debtors, their estates, or their property.
(iii) 	Post-Effective Date Professional Fees and
Expenses:
Any professional fees or reimbursement of expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid by the Reorganized Debtors without application to the Bankruptcy
Court; provided, however, that the Bankruptcy Court shall retain jurisdiction to resolve any disputes regarding payment for professional services relating to the implementation of the Plan or the administration of the Chapter 11 Cases.
2.2. Tax Claims.
Each Person holding a Tax Claim that is an Allowed Claim shall receive, at the option of Reorganized GCX: (a) payment in Cash in full on the later of the Effective Date or the date such Tax Claim becomes an Allowed Claim, or as soon as practicable thereafter; or (b) equal
Cash payments calculated at the Plan Rate, on each Distribution Date, payable in arrears, over a period not exceeding six (6) years after the date of assessment of such Tax Claim; or (c) such payments as may be agreed to by such Person and Reorganized GCX or determined by the Bankruptcy Court. For purposes of distribution under the Plan, Tax
Claims shall include sales taxes related to the GECC Master Lease.
Any Tax Claim (including all interest, penalties and other charges)
that is an Allowed Tax Claim for which any member of the GECC Group is liable, the payment of which is demanded from such member by the applicable taxing authority, shall be payable upon the later of the date of such demand or the Effective Date.
ARTICLE III - CLASSIFICATION OF CLAIMS AND INTERESTS
3.1. Class 1 - Priority Claims.
Class 1 consists of all Priority Claims, excluding Tax Claims.
3.2. Class 2 - Other Secured Claims.
Class 2 consists of all Secured Claims other than Secured Claims held by the GECC Group, Heller or Harcourt or Secured Claims of the
Domestic Banks. Each Class 2 Claim which is an Allowed Claim shall be deemed to be a separate subclass for voting and confirmation purposes.
3.3. Class 3 -Claims of Heller.
Class 3 consists of all Heller Claims.
3.4. Class 4 - Claims of the Domestic Banks.
Class 4 consists of all Domestic Bank Claims and BNS Letter of
Credit Claims.
3.5. Class 5 - Claims of the GECC Group.
Class 5 consists of all GECC Group Claims.
3.6. Class 6 - Unsecured Claims.
Class 6 consists of all Unsecured Claims other than: (a) the GCX
Guaranty Claims (which shall be released upon the satisfaction of the Participation Purchase Condition); (b) the Domestic Bank Claims and
BNS Letter of Credit Claims; (c) the GECC Group Claims; (d) the Heller Claims; (e) the Harcourt Claims; (f) the Intercompany Claims; and (g)
the Convenience Claims.
3.7. Class 7 - Convenience Claims.
Class 7 consists of all Convenience Claims.
3.8. [intentionally omitted].
3.9. Class 9 - Claims of Harcourt.
Class 9 consists of all Harcourt Claims.
3.10. Class 10 - Interests in GCX.
Class 10 consists of all Interests represented by Existing GCX
Common Stock.
3.11. Class 11 - Common Stock Options.
Class 11 consists of all outstanding, unexercised options for the acquisition of Existing GCX Common Stock and all Interests based on such options.
3.12. Class 12 - Intercompany Claims.
Class 12 consists of all Intercompany Claims.
3.13. Class 13 - Interests in Each Debtor (other than GCX.
Class 13 consists of all Interests in each of the Debtors other than GCX.
ARTICLE IV - IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS
4.1. Classes of Claims and Interests that are not Impaired
..  Classes 1, 2, 3, 12 and 13 are not impaired under the Plan.
4.2. Impaired Classes of Claims and Interests.
All other Classes of Claims and Interests are impaired under the
Plan.
ARTICLE V - TREATMENT OF CLAIMS AND INTERESTS
The following treatment shall be in full satisfaction and
discharge of all of the Claims against and Interests in the Debtors:
5.1. Class 1 - Priority Claims.
Each Person holding an Allowed Claim in Class 1 shall be paid (a)
the full amount of such Allowed Claim in Cash on the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Claim or
(iii) the date such Claim becomes payable in accordance with the terms governing such Claim, or (b) upon such other less favorable terms as may be agreed to by such Person and Reorganized GCX or Reorganized
GCT.
5.2. Class 2 - Secured Claims.
In respect of each Allowed Class 2 Secured Claim, the Reorganized
Debtor which is liable thereon shall, at the option of AMCE, either:
(a) reinstate such Claim by curing all outstanding defaults, with all legal, equitable and contractual rights remaining unaltered, except as permitted by Bankruptcy Code Section 1124(2);
(b) pay such Claim in Cash in
full as soon as practicable after the later of the Effective Date or the date such Claim becomes an Allowed Claim, or such other date to which such Person and Reorganized GCX agree; (c) distribute to the
Holder of such Claim the property securing such Claim, in which event any Allowed Deficiency Claim of the Holder shall be entitled to treatment in Class 6; or (d) accord the Person holding such Claim such other treatment as may be agreed to by such Person and Reorganized GCX or Reorganized GCT.
5.3. Class 3 - Claims of Heller.
As to each Class 3 Claim, Reorganized GCX and Reorganized GCT will reinstate such Class 3 Claim by curing all outstanding defaults and leaving all legal, equitable, and contractual rights unaltered, except as permitted by Bankruptcy Code Sectiuon 1124(2); provided, that, at the option of AMCE, Reorganized GCX and Reorganized GCT shall have the right to pay such Allowed Class 3 Claim in full in Cash on the
Effective Date, or as soon thereafter as practicable, in full satisfaction of such Allowed Class 3 Claim.  For purposes of the foregoing, Heller shall be deemed to have an Allowed Class 3 Claim in the amount of $28,408,027 as of December 4, 2001, which amount shall be reduced by that portion of any Adequate Protection Payments thereafter made to Heller through the Effective Date which is applied to the principal amount of Heller's Allowed Class 3 Claim.
5.4. 	Class 4 - Claims of the Domestic Banks.
5.4.1
For purposes of the Plan, the Domestic Banks shall be deemed to have
Allowed Class 4 Domestic Bank Claims in the aggregate amount of $44.6 million, which Claims shall specifically exclude the BNS Letter of
Credit Claims.  Fleet shall be deemed to have an Allowed Class 4
Domestic Bank Claim in the amount of $26,760,000, and BNS shall be deemed to have an Allowed Class 4 Domestic Bank Claim in the amount of $17,840,000. Each Holder of an Allowed Class 4 Domestic Bank Claim
(a) will retain, in respect of such claim, its ratable share of all
Adequate Protection Payments made to it or for its account prior to the first day of the month during which the Effective Date occurs, (b)
will receive, in respect of such Claim, on the Effective Date, the benefits of section 12.1.3 of the Plan, and (c) will receive, within five Business Days after the Effective Date, in respect of such Claim
(i) such Holder's ratable share of the Adequate Protection Payments, pro rated through the Effective Date, that would otherwise have been due under prior orders of this Court and that have not yet been paid, and (ii) such Holder's ratable share of New AMCE Notes with a face amount equal to $44.6 million; provided, however, that each holder of an Allowed Class 4 Domestic Bank Claim may elect to exercise the New
AMCE Notes Exchange Option and receive Cash in an amount equal to
87.5% of the face amount of the New AMCE Notes to which it otherwise would have been entitled.  Whether or not the New AMCE Notes Exchange
Option is exercised, the consideration provided for herein to the
Holders of Allowed Class 4 Domestic Bank Claims shall be in full satisfaction of all of the Allowed Class 4 Domestic Bank Claims for
all purposes and, without limiting the foregoing, will be deemed fully to satisfy all Claims and rights of Fleet, as Agent, and of any and all of the Domestic Banks against Harcourt under the Intercreditor
Agreement.
5.4.2
AMCE shall have the right to pay Cash to such Holders of Class 4
Domestic Bank Claims as it may select in lieu of part of the New AMCE
Notes, at 100% of the principal amount thereof, to the extent that
AMCE's bond indentures restrict AMCE's ability to issue New AMCE Notes in excess of a certain aggregate amount.
5.4.3
The following provisions of this Section 5.4.3 shall apply to the
Claims of BNS only:
(a) BNS shall conclusively and irrevocably
be deemed to have elected to exercise the New AMCE Notes Exchange
Option and to receive Cash in an amount equal to 87.5% of the face amount of the New AMCE Notes to which it would otherwise have been entitled, which Cash is calculated to be $15,610,000.
(b) Reorganized GCX shall pay an additional
$500,000 to BNS within five (5) Business Days following the Effective
Date.
(c) With respect to that certain Standby
Letter of Credit dated December 12, 1996 issued by BNS to Liberty
Mutual (as amended, the "Liberty L/C") pursuant to an Application of
GCX therefor with Joint and Several Guarantee (as amended, the
"Liberty L/C Reimbursement Agreement"), the Liberty L/C Reimbursement Agreement will be assumed by Reorganized GCX and, subject to the
Corporate Restructuring Program, the Reorganized Debtors that are guarantors thereof; provided, however, that AMCE shall cause
Reorganized GCX to replace the Liberty L/C with a substitute letter of credit, as permitted by Section 8 of that certain Agreement for
Guarantee of Deductible Reimbursement dated March 7, 2000 (the
"Deductible Reimbursement Agreement") between GCX and Liberty Mutual, which substitute letter of credit will be issued pursuant to the letter of credit subfacility under that certain Amended and Restated
Credit Agreement dated as of April 10, 1997 (as amended, the "AMCE
Credit Agreement") among AMCE, BNS (as administrative agent), Bank of America Trust and Savings Association (as documentation agent) and the lenders party thereto. Under the terms of the Deductible
Reimbursement Agreement, Reorganized GCX shall instruct Liberty to return the original of the Liberty L/C to BNS with an acknowledgment by Liberty that it has been replaced and is no longer in effect within
60 days after the Effective Date. Reorganized GCX will assume the prepetition Liberty Mutual Workers' Compensation Program and the
Deductible Reimbursement Agreement, and BNS and Reorganized GCX will cooperate in attempting to reduce the amount of the Liberty L/C. The Debtors will pay in full any liquidated amounts that become due under the Deductible Reimbursement Agreement prior to the Effective Date and, to the extent the Debtors do not pay such amounts and Liberty calls such amounts under the Liberty L/C, the Reorganized Debtor will pay such amounts pursuant to the Liberty L/C Reimbursement Agreement. Further, AMCE agrees that it will make sufficient funds available to
GCX as of the Effective Date to meet its obligations under this subsection.
(d) With respect to that certain Standby
Letter of Credit No. 007/82875/99 issued by BNS to Fleet in the amount of $2.4 million (including any renewal thereof, the "Chile L/C")
pursuant to an Application of GCX therefor with Reimbursement
Agreement (as amended, the "Chile L/C Reimbursement Agreement") that is collateralized by a cash collateral account in the amount of
$2.4 million, the Chile L/C Reimbursement Agreement will be assumed by Reorganized GCX and, subject to the Corporate Restructuring Program, the Reorganized Debtors that are guarantors thereof, if any.  BNS shall retain the collateral that secures the Chile L/C.  In the event that the Chile L/C is drawn on prior to or on the Effective Date, the Confirmation Order will provide that the automatic stay will be lifted without further order of the Court to allow BNS to realize upon the collateral securing the Chile L/C. The Chile L/C Reimbursement
Agreement will continue to be secured by the cash collateral account after the Effective Date.
5.5. Class 5 - Claims of the GECC Group.
For purposes of the Plan, the GECC Group shall be deemed to have
Allowed Class 5 Claims in the aggregate amount of $78.3 million less the GECC Excess Payments.  Accordingly, all amounts of Allowed Claims set forth in Sections 5.5.1 through 5.5.3 shall be reduced by a ratable portion of the GECC Excess Payments.
5.5.1
On the Effective Date, or as soon thereafter as practicable, each
Holder of an Allowed Class 5 Claim secured by identifiable equipment or leaseholds (i.e., all members of the GECC Group excluding The Fifth
Third Leasing Company ("Fifth Third") and Bank Leumi Leasing Corp.
("Bank Leumi")), whose Allowed Class 5 Claims for purposes of the Plan shall be $71.1 million in the aggregate, will receive the following consideration: (a) New AMCE Notes with a face amount equal to 90% of its Allowed Class 5 Claim (i.e., approximately $64 million in the aggregate); provided, however, that each such Holder of an Allowed
Class 5 Claim shall have the right to exercise the New AMCE Notes
Exchange Option for the New AMCE Notes to which it would otherwise be entitled (such that such Holders may exercise the New AMCE Notes
Exchange Option to receive up to approximately $56 million in cash in the aggregate); and (b) New AMCE Stock with an aggregate Plan Value equal to 4.5% of its Allowed Class 5 Claim (i.e., approximately $3.2 million of aggregate Plan Value).
5.5.2
On the Effective Date, or as soon thereafter as practicable, each
Holder of an Allowed Class 5 Claim secured by unidentifiable equipment (i.e., Fifth Third and Bank Leumi), whose Allowed Class 5 Claims shall not exceed $7.2 million in the aggregate, will receive the following consideration (a) New AMCE Notes with a face amount equal to 50% of its Allowed Class 5 Claim (i.e., approximately $3.6 million in the aggregate); provided, however, that each Holder of an Allowed Class 5
Claim shall have the right to exercise the New AMCE Notes Exchange
Option for the New AMCE Notes to which it would otherwise be entitled
(such that such Holders may exercise the New AMCE Notes Exchange
Option to receive up to approximately $3.15 million in cash in the aggregate); and (b) New AMCE Stock with an aggregate Plan Value equal to 22.5% of its Allowed Class 5 Claim (i.e., approximately $1.62 million of aggregate Plan Value).
5.5.3
AMCE shall have the right to pay Cash to such Holders of Class 5
Claims as it may select in lieu of part of the New AMCE Notes, at 100%
of the principal amount thereof, to the extent that AMCE's current bond indenture restricts AMCE's ability to issue New AMCE Notes in excess of a certain aggregate amount.
5.5.4
Holders of Allowed Class 5 Claims who are "qualified institutional buyers," as that term is defined in Rule 144A promulgated pursuant to the Securities Act of 1933, shall be entitled to participate in the
Equity Financing in an amount of up to $6,250,000.  Such Holders of
Allowed Class 5 Claims shall be entitled to participate in such amount
Pro Rata in proportion to the amount of their Allowed Class 5 Claims and shall have over-subscription rights to the extent other holders of Allowed Class 5 Claims do not subscribe for their respective Pro Rata shares. Such participation shall be at the same purchase price per share as the other participants in the Equity Financing.  This Section
5.5.4 shall not apply if AMCE elects to modify the Plan under Section
5.10.7 or if an objection to the treatment of Class 10 under the Plan is sustained by the Bankruptcy Court.
5.6. Class 6 - Unsecured Claims.
5.6.1
Each Holder of an Allowed Class 6 Claim 	will receive New AMCE Stock
with an aggregate Plan Value equal to such Holder's pro rata share of the sum of (a) the Base Class 6 Recovery plus (b) the Conditional
Class 6 Recovery (if any), each as defined below after payment of, or provision for payment of actual or anticipated Class 6 Distribution Expenses; provided, that in no event shall Holders of Allowed Class 6
Claims receive New AMCE Stock with a Plan Value in excess of 100% of their Allowed Claims minus the Class 6 Distribution Expenses.
5.6.2
The "Base Class 6 Recovery" shall be equal to: (w) $37.5 million
(plus, if and only if (A) AMCE exercises its rights to require the
Debtors to reject any Newly Rejected Lease and (B) AMCE has been afforded the reasonable opportunity to renegotiate the terms of any such Newly Rejected Lease prior to such rejection, 32/45's (or 71.1%)
of the Allowed Class 6 Claim of the lessor arising as a result of such rejection of the Newly Rejected Leases); plus (x) to the extent that any Class 6 Claims are allowed on account of the rejection of the theatre leases known as Rancho (Unit 422), Galleria (Unit 744),
Lincoln Mall (Unit 870) or Deerfield 8 (Unit 922) (such Allowed Class
6 Claims being hereinafter referred to in the aggregate as the
"Allowed Designated Lease Claims"), the positive amount (if any) that results from multiplying (i) the lesser of $1.4 million or the Allowed Designated Lease Claims, minus (in either case) $650,000 and (ii) that fraction, the numerator of which fraction is the total Plan Value of the New AMCE Stock (plus, if applicable under clause (b) of the
Conditional Class 6 Recovery, the Plan Value of the Top-Up AMCE Stock
and any cash substituted by Harcourt therefor) that would have been distributed to the holders of Allowed Class 6 Claims had the Allowed Designated Lease Claims been zero, and the denominator of which is the total amount of the Allowed Class 6 Claims other than the Allowed
Designated Lease Claims; minus (y) the amount (if any) by which the aggregate amount of the Allowed Deduction Claims exceeds the Deduction Claims Limit; plus (z) the amount (if any) by which the aggregate amount of the Allowed Deduction Claims is less then the Deduction
Claims Limit.  All Class 6 Distribution Expenses and all distributions on account of all Allowed Convenience Claims shall be satisfied from the Class 6 Recovery.
5.6.3
The "Conditional Class 6 Recovery" shall be equal to the following, which shall be conditioned upon occurrence of the conditions described in clause (a) and may therefore be zero:
(a) to the extent any Class 6 Claims are
Allowed on account of the rejection of any of the Identified Leases
(any such Allowed Claims being "Allowed Identified Lease Claims"),
Harcourt shall, at its own expense, purchase AMCE Stock in the open market (or New AMCE Stock if agreed by AMCE) to be delivered to the
Class 6 Distribution Agent for distribution to the holders of Allowed
Class 6 Claims such that, when added to the New AMCE Stock made available by AMCE under the Base Class 6 Recovery, the AMCE Stock made available by Harcourt is sufficient to enable holders of Allowed Class
6 Claims other than the holders of Allowed Identified Lease Claims to receive the same amount of AMCE Stock per dollar amount of their
Allowed Class 6 Claims as they would have received if the Allowed
Identified Lease Claims had not been allowed (the "Top-Up AMCE
Stock"); provided, that Harcourt may satisfy this obligation by delivering to the Class 6 Distribution Agent, in Harcourt's
discretion, either a number of shares of AMCE Stock equal to the
Top-Up AMCE Stock or cash in an amount equal to the market value of the Top-Up AMCE Stock as of the Effective Date. Except as provided in this clause (a), Harcourt shall have no responsibility with respect to any distributions to the Holders of any Allowed Class 6 Claim.
(b) The Conditional Class 6 Recovery is
intended to provide for the same treatment to the holders of Allowed
Class 6 Claims that are determined to be such under the conditions described in clause (a) of this Section 5.6.3 (in terms of the number of shares of AMCE Stock per dollar of Allowed Class 6 Claims) as other holders of Allowed Class 6 Claims would receive if the Claims described in clause (a) of this Section 5.6.3 had not become Allowed
Class 6 Claims, and the Conditional Class 6 Recovery shall be interpreted accordingly.
(c) Notwithstanding anything to the contrary
contained herein, the treatment of Allowed Class 6 Claims under the
Plan is predicated upon the fact that all of the Identified Leases
(other than the Erie Commons, Summit Park and Midway Mall leases, which shall be rejected) and all Assigned Leases have been rejected or have been deemed rejected under section 365(d) of the Bankruptcy Code. Accordingly, notwithstanding anything to the contrary contained herein, the Debtors have rejected or shall be deemed to have rejected all Identified Leases and all Assigned Leases and neither the
Identified Leases nor the Assigned Leases shall constitute Newly
Rejected Leases for the purposes of the Plan.
5.7. Class 7 - Convenience Claims
5.7.1
As soon as practicable following the AMCE Class 6 Distribution Date, each Holder of an Allowed Convenience Claim shall receive Cash paid from the Class 6 Recovery (or the proceeds thereof), in an amount equal to seventy percent (70%) of such Holder's Allowed Convenience
Claim. Notwithstanding the foregoing, if the Convenience Claim Amount exceeds $425,000.00 the Committee may elect, on or before the
Confirmation Date, to eliminate Class 7 of the Plan, in which event each and every Allowed Convenience Claim shall be treated in all respects as an Allowed Class 6 Claim and any election of the Holder thereof to reduce its Allowed Claim to $500 shall be deemed null and void.
5.8. [intentionally omitted].
5.9. Class 9 - Claims of Harcourt.
5.9.1
On the Effective Date, or as soon thereafter as	 practicable, in full
satisfaction of Harcourt's Class 9 Claims (i) Harcourt will receive
Cash in an amount 	equal to $1 million; and (ii) AMCE shall, as to each
of the Harcourt Leases either (a) agree to become a substitute guarantor of such Harcourt Lease in exchange for the lessor under such Harcourt Lease releasing Harcourt from all claims thereunder or (b)
absent such a release of Harcourt by the applicable lessor, provide an indemnification pursuant to an indemnification agreement in form and substance reasonably satisfactory to AMCE and Harcourt (the "Harcourt Indemnification Agreement") to Harcourt against any further liability related to such Harcourt Lease (which indemnification shall include any and all costs and liabilities of Harcourt arising after the
Effective Date in connection with a default under such Harcourt Lease, including but not limited to reasonable fees of counsel, but shall not include any guarantee fee or other payment that is not based upon actual costs incurred by Harcourt in satisfying or defending its obligations under the applicable Harcourt Lease).  The Harcourt Leases shall be assumed or assumed and assigned as of the Effective Date, without any payment or subsidy from Harcourt.  No Harcourt Lease shall be rejected without Harcourt's consent, unless otherwise agreed by
AMCE and Harcourt in connection with the Harcourt Lease renegotiations described below.
5.9.2
AMCE acknowledges that Harcourt has paid certain Cure Claims relating to the Plaza at Chapel lease (Unit 496) in the amount of $56,423.99 and Centennial lease (Unit 942) in the amount of $90,986.67, and
Harcourt shall have an Allowed Administrative Claim and will be reimbursed for such payments on the Effective Date in lieu of any
Claims with respect to such Cure Claims by such lessors.  Such payments shall be deemed to constitute Cure Claims for purposes of calculating Deduction Claims.
5.9.3
Harcourt shall also be released from all claims of the Domestic Banks under the Intercreditor Agreement, and the Reimbursement and Security Agreement described therein shall terminate and be of no further force or effect.
5.9.4
AMCE shall use reasonable commercial efforts (which shall not be interpreted to require AMCE to pay any amount other than its own attorneys' fees) to renegotiate the Harcourt Leases prior to the
Effective Date. Except as provided in the following sentence, Harcourt shall be entitled to participate in such renegotiations until the
Effective Date, but direction and control of such renegotiations shall be at AMCE's sole and absolute discretion. Harcourt shall not be entitled to participate in renegotiation of the Reserved Leases;
provided, that AMCE shall keep Harcourt reasonably informed with respect to the status of such negotiations and provided further that
AMCE shall not seek or obtain lease concessions on other leases AMCE may have with the lessors under the Reserved Leases in lieu of lease concessions under the Reserved Leases without Harcourt's consent. If the renegotiation of any Reserved Lease results in an agreement with the lessor for a replacement lease or lease buyout within the time frames set forth below, Harcourt will be entitled to the following:
(1) with respect to each Reserved Lease for which an agreement for a replacement lease or lease buyout is executed prior to the Effective
Date, Harcourt will be entitled to receive New AMCE Stock with a Plan
Value of $250,000 on the Effective Date; and (2) with respect to each Reserved Lease for which AMCE received a written proposal from the lessor for a replacement lease or lease buyout prior to the Effective
Date and for which AMCE and such lessor execute an agreement for a replacement lease or lease buyout within six (6) months after the
Effective Date on terms that are at least as favorable to the lessee
(after taking into account any payment to Harcourt pursuant to the
Plan) as those contained in such proposal, Harcourt will be entitled to receive New AMCE Stock with a Plan Value of $250,000 within ten
(10) Business Days following execution of such post-Effective Date agreement.
5.9.5
Harcourt agrees that it will work cooperatively with AMCE with respect to the renegotiation of the Harcourt Leases. Regardless of whether
Harcourt participates in a renegotiation, Harcourt shall receive the net present value, using a 10% discount rate, of 50% of any rent reductions (net of inducement payments, if any, paid by AMCE) that are renegotiated prior to the Effective Date for any of the Harcourt
Leases (excluding any rent reductions that may be part of a
replacement lease with respect to a Reserved Lease or a lease buyout of a Reserved Lease, but otherwise including any rent reduction on a Reserved Lease). For purposes of the foregoing, a rent reduction will be deemed to have been renegotiated prior to the Effective Date if either (a) the rent reduction is documented by an executed and fully effective lease amendment (a "Harcourt Lease Amendment") prior to or on the Effective Date, or (b) notwithstanding that a Harcourt Lease Amendment was not obtained by the Effective Date, (1) the rent reduction was evidenced by a written proposal from the lessor under the applicable Harcourt Lease prior to the Effective Date and (2) a
Harcourt Lease Amendment is executed within six (6) months following the Effective Date that includes terms that are at least as favorable to the lessee (after taking into account any payment to Harcourt pursuant to the Plan) as those contained in such proposal. Amounts to which Harcourt is entitled under this paragraph, if any, shall be payable in cash on the later of (1) the Effective Date, or as soon thereafter as practicable, or (2) the date of execution of the applicable Harcourt Lease Amendment.
5.9.6
Furthermore, except for Springfield Mall, Virginia (Unit 867);
Southlake, Indiana (Unit 875); Ford City, Illinois (Unit 940); and Bay Plaza, New York (Unit 902), AMCE shall not extend the term of any of the leases of which Harcourt is a guarantor beyond its current term, unless Harcourt is provided evidence reasonably satisfactory to it that it is not liable, or is removed, as guarantor of the applicable lease for any such extension period.
5.9.7
GCX shall also assign to Harcourt, without representation or recourse, all of GCX's right, title and interest in, to and under any collateral or security, including without limitation any letters of credit, guaranties and other security or documents supporting the non-GCX assignee's or subtenant's liability under any Assigned Leases under which Harcourt may have contingent liability, whether as a guarantor, original tenant or otherwise.
5.9.8
Harcourt's (and its Affiliates') recovery and distribution under the
Plan shall be exclusively as set forth in this treatment of Class 9
Allowed Claims, and Harcourt (and its Affiliates) shall not be entitled to assert any Claim in Class 6 or any other Class, whether in its own name, in the name of a third party landlord , as subrogee, as assignee or otherwise. As of the Effective Date of the Plan, Harcourt
(and its Affiliates) shall be deemed to have withdrawn any and all proofs of claim asserted against the Debtors in any and all such capacities, with prejudice.
5.10. Class 10 - Interests in GCX.
5.10.1
Subject to satisfaction of the Class 10 Participation Conditions (as defined below), a limited liability company ("New Investments LLC")
will acquire 100% of the membership interests in GCC Investments LLC
("GCCI LLC") and, subject to certain conditions, the equity interests in New Investments LLC will be distributed to (i) Holders of Allowed Interests, (ii) AMCE or its designee and (iii) investors who participate in a $16,250,000 equity financing to be conducted by New Investments LLC, as described in more detail below. Immediately prior to such acquisition by New Investments LLC, any investment portfolio assets, any net proceeds (as defined in clause (iii) of the next sentence) received after the filing of the Plan with respect to or from a disposition of such assets not initiated by GCCI LLC (or if so initiated, that was made with AMCE's prior written consent), and any furniture, fixtures and equipment that are owned by GCC Investments,
Inc. ("GCCI Inc.") that is used exclusively for conducting GCC's investment business (but excluding leasehold improvements and any fine art) will be transferred to GCCI LLC, subject to any restrictions on transfers binding on GCCI Inc. with respect to such investments. If there has been a sale or liquidation of any investment portfolio assets not initiated by GCCI Inc. or GCCI LLC (or, if initiated by them, that was made with AMCE's prior written consent), GCCI LLC shall own (i) all of the portfolio investments described in the previous sentence minus (ii) the portfolio investments that have been sold or liquidated, plus (iii) the proceeds (together with interest accrued thereon) received after the filing of the Plan from any disposition of any of such investments with respect to or from any such disposition of such investments, net of taxes on gains from such disposition and transaction expenses, and net of new capital, if any, invested in the investment assets after the filing of the Plan, plus (iv) all furniture, fixtures and equipment owned by GCCI Inc. and/or GCCI LLC that are used exclusively for conducting GCX's investment business
(but excluding the leasehold improvements and any fine art).
5.10.2
If and only if the Class 10 Participation Conditions are satisfied, and not otherwise, Holders of Allowed Interests shall receive the following consideration on the Effective Date, or as soon thereafter as practicable:
(i) Each such Holder shall receive its Pro Rata
Share of (i) $100,000.00 Cash plus (ii) 10.416667% of the limited liability interests (the "LLC Interests") of New Investments LLC (the
"Class 10 Percentage"), which percentage shall be increased to 14% if the Preferred LLC Interest Repurchase, as described below, occurs
(such percentages being subject to adjustment for the non-issuance of fractional units pursuant to Section 9.4). "Pro Rata Share" means the percentage calculated by dividing such Holder's Allowed Common Stock Interest by the aggregate amount of all Allowed Interests. The LLC Interests to be distributed to Holders of Allowed Interests shall be reserved on the books of New Investments LLC and shall be issued and distributed to Holders of Allowed Interests subject to and contingent upon satisfaction of the Distribution Conditions described in the next clause.
(ii) The distribution to each such Holder of its LLC
Interests shall be subject to and contingent upon the following conditions (the "Distribution Conditions"), any or all of which may be waived by New Investments LLC in its sole discretion: (i) the filing of the notification of election on Form N-54A by New Investments LLC to be subject to the provisions of Sections 54 through 65 (applicable to business development companies) of the Investment Company Act of
1940 (the "BDC Election"), (ii) effectiveness of the registration of
New Investments LLC on Form 10 under Section 12(g) of the Securities Exchange Act of 1934 (the "34 Act Registration"), (iii) the
effectiveness of registration of New Investment LLC's investment manager (the "Investment Manager") as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser Act Registration"),
without, in the case of any of the BDC Election, the 34 Act
Registration or the Adviser Act Registration, the SEC requiring any changes to the terms and provisions applicable to New Investments LLC and the Investment Manager as described herein or in the Form 10 or indicating that any such term or provision might violate a provision of law or regulation or subject New Investments LLC, the Investment
Manager or their respective members, managers, employees or agents to any liability, and (iv) neither New Investments LLC, nor the
Investment Manager, or any of their employees or agents, shall be subject to any registration or election requirement or regulatory compliance other than as contemplated by the foregoing Distribution Conditions. If the Distribution Conditions do not occur (or are not waived by New Investments LLC), New Investments LLC shall have the option at the sole discretion of the Investment Manager to direct that no LLC Interests shall be distributed to the Holders of Allowed
Interests. If New Investments LLC exercises such option, (i) the LLC Interests which would otherwise be distributed to such Holders shall not be issued, (ii) New Investments LLC shall withdraw or not make, as the case may be, its BDC Election and 34 Act Registration and the
Investment Manager shall withdraw or not make the Adviser Act
Registration, (iii) New Investments LLC will operate as an investment company exempt from registration under the Investment Company Act of
1940 (the "40 Act"), and (iv) the Holders of Allowed Interests will not receive the Cash distribution described above.  In such event, none of New Investments LLC, the Investment Manager, the Reorganized
Debtors or AMCE, nor their respective members, managers, employees or agents shall have any liability to the Holders of Allowed Interests if such Holders do not receive any distribution of LLC Interests or Cash.
(iii) It is anticipated that New Investments LLC will
file the Form 10 prior to the Effective Date, and unless the SEC agrees to accelerated consideration of the Form 10, the SEC's decision to declare the Form 10 effective under the Securities Exchange Act of
1934 (the "34 Act") shall require at least 60 days from filing.
Because the BDC Election will become effective upon filing, it is anticipated that New Investments LLC will make the BDC Election only upon the effectiveness of the 34 Act Registration. Accordingly, any distribution of LLC Interests to Holders of Allowed Interests may be
delayed until several months after confirmation until the Distribution Conditions have been fulfilled or waived.
5.10.3
As a condition to the acquisition by New Investments LLC of the equity interests in GCCI LLC, New Investments LLC shall have raised in an equity financing (the "Equity Financing") $16,250,000 in invested or committed capital. Investors in the Equity Financing will receive LLC Interests in New Investments LLC, which LLC Interests will represent, after the issuance of the Preferred LLC Interests and the Class 10 LLC Interests, 63.988095% of the equity of New Investments LLC. In the event the Preferred LLC Interest Repurchase occurs, the LLC Interests acquired by the investors in the Equity Financing will represent 86%
of the equity of New Investments LLC (such percentage being subject to adjustment for the non-issuance of fractional units pursuant to
Section 9.4).
5.10.4
The remaining equity interests in New Investments LLC will be a special class of equity interests (the "Preferred LLC Interests")
which will be owned by AMCE, or at AMCE's election, Reorganized GCX or another of AMCE's designees. The Preferred LLC Interests will represent 25.595238% of the equity of New Investments LLC and will be entitled to receive a distribution priority in an amount equal to $6.5 million (the "Preferred LLC Priority Amount"). The Preferred LLC
Interests will further be subject to an option in favor of New
Investments LLC to purchase all, but not less than all, of such
Preferred LLC Interests for $6.5 million in Cash within 30 days (the
"Option Period") after the Effective Date. In the event such option is not exercised, AMCE or its designee shall have the right to put such Preferred LLC Interests to New Investments LLC at any time during the seven (7) day period after the expiration of the Option Period for such $6.5 million amount. (The exercise of either of such option or such put is referred to as the "Preferred LLC Interest Repurchase.")
New Investments LLC and AMCE have agreed that, on the Effective Date,
New Investments LLC will exercise its option to effect the Preferred
LLC Interest Repurchase.  New Investments LLC shall not incur debt or grant liens upon its assets without the consent of the holders of the Preferred LLC Interests while they remain outstanding.
5.10.5
The foregoing description of New Investment LLC is not intended to be a comprehensive description of the governance and other provisions of the agreement (the "New Investments LLC Agreement") forming and governing New Investments LLC, which are described in more detail in the Disclosure Statement and shall be set forth, together with the changes thereto (if any) in the New Investments LLC Agreement to be filed with the Plan Documentary Supplement. To the extent of any inconsistency between the Plan, Disclosure Statement and the New
Investments LLC Agreement, the New Investments LLC Agreement shall govern.
5.10.6
If (a) prior to February 4, 2002, members of the family of Richard A.
Smith or their affiliates (the "Smith Family") and New Investments LLC have not executed an agreement (the "Joint Commitment Agreement")
obligating the Smith Family to provide the Equity Financing and New Investments LLC to consummate the transactions described herein with respect to the Class 10 treatment, subject only to the conditions described herein (which such Joint Commitment Agreement was timely executed), or (b) prior to the Confirmation Date, the $16,250,000 to be raised in the Equity Financing has not been invested in or committed to New Investments LLC (the "Class 10 Participation
Conditions"), the Holders of Allowed Interests shall receive no consideration under the Plan.
5.10.7
Notwithstanding anything to the contrary contained herein, in the event than any Class of Claims does not accept the Plan, and the
Bankruptcy Court determines that the proposed treatment of Class 10 as set forth herein violates the provisions of section 1129(b)(2) of the Bankruptcy Code with respect to the treatment of such nonaccepting
Class, the treatment of Class 10 shall be modified in any manner elected by AMCE to the extent necessary to cause the Plan not to violate the provisions of section 1129(b)(2) of the Bankruptcy Code.
In addition, if any party in interest objects to the treatment of
Class 10 as set forth herein and the Bankruptcy Court sustains such objection, then the Holders of Allowed Interests shall receive no consideration under the Plan. As a matter of disclosure but not as an obligation under or pursuant to the Plan, in any of the foregoing events, Reorganized GCCI Inc. would retain all of its interest in GCCI
LLC on the Effective Date but AMCE would intend to cause the sale of such interest to New Investments LLC after the Effective Date for $6.5 million. In the event of such a sale, however, no Holder of an
Allowed Interest who does not participate in providing a portion of the equity financing for New Investments LLC shall receive any interest in New Investments LLC, and to the extent that any Holder of an Allowed Interest provides equity financing pursuant to the Joint Commitment Agreement, such Holder's Interest in New Investments LLC shall be in proportion to the amount of such equity financing which such Holder provides (except for any "carried interest" issued to the Investment Manager in connection with its services as such). No Holder of an Allowed Interest who is not a party to the Joint Commitment
Agreement shall have any right to purchase any equity interest in New Investments LLC.
5.10.8
All Existing GCX Common Stock shall be deemed cancelled on the
Effective Date.
5.11. Class 11 - Common Stock Options.
On the Effective Date, all existing, unexercised options to acquire
Existing GCX Common Stock shall be cancelled, and Holders of such options shall not receive or retain any property on account of such options or any Claim or Interest arising out of or relating to such options.
5.12. Class 12 - Intercompany Claims.
At the election of AMCE, and with the agreement of Reorganized GCX and the applicable Reorganized Debtor, the Debtors, with respect to each Intercompany Claim that is reflected on the Debtors' books and records as of the Effective Date, may either (i) eliminate such
Intercompany Claim on the Effective Date either through (a) the declaration of intercompany dividends and/or contributions to capital, or (b) cancellation of such Intercompany Claim, or (ii) leave such Intercompany Claim unimpaired, in which event such Intercompany Claim shall continue in full force and effect notwithstanding the
Confirmation Order and this Plan.  Any other Intercompany Claims that are not reflected on the Debtors books and records as of the Effective
Date shall be deemed to be released as of the Effective Date.
5.13. Class 13 - Interests in Each Debtor Other than GCX.
At the election of AMCE, and with the agreement of Reorganized GCX and the applicable Reorganized Debtor, the Allowed Interest
represented by the common stock of each Debtor, other than the
Existing GCX Common Stock, shall be treated as follows:  (i) the holder of the common stock of such Debtor shall retain such common stock; or (ii) the common stock of such Debtor shall be cancelled, and
100% of the new common stock of such Debtor shall be issued to the existing holder of such common stock or to such new holder as shall be designated by AMCE.
ARTICLE VI - ACCEPTANCE OR REJECTION OF PLAN
6.1. Classes Entitled to Vote.
Classes 1, 2, 3, 12 and 13 are unimpaired and are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Plan.  Classes 4, 5, 6, 7, 9 and 10 shall be entitled to vote to accept or reject the Plan. Class 11 is conclusively presumed pursuant to Section 1126(g) of the Bankruptcy Code to have rejected the Plan. Notwithstanding the foregoing, in the event the Class 10 Participation Conditions are not satisfied, Class 10 shall conclusively be presumed pursuant to Section 1126(g) of the Bankruptcy
Code to have rejected the Plan.
6.2. Nonconsensual Confirmation.
In the event that any Class of Claims or Interests fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Proponents will request the Bankruptcy Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. Without limitation of any of the foregoing, in the event that any Class of
Claims or Interests fails to accept the Plan as required by Section
1129(a) of the Bankruptcy Code, the Plan may be amended in accordance with Section 15.1 of the Plan.
ARTICLE VII - MEANS FOR IMPLEMENTATION OF THE PLAN
7.1. Acquisition of GCX by AMCE.
On the Effective Date, pursuant to the AMCE Acquisition Agreement:
(i) all of the Existing GCX Common Stock shall be cancelled, and 100%
of the New GCX Common Stock shall be issued to AMCE or its designee;
(ii) all of the existing issued and outstanding common stock of GCT shall be cancelled and one hundred percent (100%) of the New Common
Stock of Reorganized GCT shall be re-issued to AMCE or its designee;
(iii) all of the issued and outstanding stock of General Cinema International, Inc. shall be conveyed to AMCE or its designee; and
(iv) all of the existing issued and outstanding common stock of GCCI
Inc. shall be canceled and 100% of the new common stock of Reorganized
GCCI Inc. shall be issued to AMCE or its designee.  Thereafter,
Reorganized GCX, the other Reorganized Debtors and their direct and indirect non-Debtor subsidiaries (other than GCC Investments) shall be operated as direct and indirect subsidiaries of AMCE, unless otherwise elected by AMCE; and AMCE shall have no liability for any Claims against or other liabilities or obligations of the Debtors or any of their non-Debtor subsidiaries, except for (i) the specific obligations to issue New AMCE Securities or Cash in lieu thereof as specifically provided under Sections 5.4 through 5.6 of the Plan and (ii) the obligations to Harcourt provided under Section 5.9 of the Plan (and any documents to be executed by AMCE in favor of Harcourt pursuant to
Section 5.9 of the Plan).  Plan Documents corresponding to the final form of the transaction under which AMCE will acquire the Reorganized Debtors shall be filed with the Clerk of the Bankruptcy Court as a part of the Plan Documentary Supplement.
7.2. Sources of Funds and Other Consideration Under The Plan.
AMCE shall deliver all New AMCE Stock and New AMCE Notes (or Cash in lieu thereof), and Reorganized GCX or Reorganized GCT shall deliver all other Cash required for distributions under the Plan other than distributions to Holders of Allowed Convenience Claims, which shall be paid out of the Class 6 Recovery (except that, to the extent that Reorganized GCX and Reorganized GCT have insufficient Cash for this purpose, AMCE shall provide the Cash necessary to cover the shortfall)
to the Distribution Agent, Class 6 Distribution Agent, or to Persons designated in writing by the Distribution Agent and Class 6
Distribution Agent.  The New AMCE Stock distributable to the Holders of Allowed Class 6 Claims pursuant to subparagraphs (w) (other than as a result of the rejection of any Newly Rejected Leases), (y) and/or
(z) of Section 5.6.2 of the Plan (after reserving for Disputed
Deduction Claims pursuant to Section 7.3 of the Plan) shall be delivered by AMCE to the Class 6 Distribution Agent or (if the
Committee elects to establish the Unsecured Stock Trust) to the
Unsecured Stock Trustee on the AMCE Class 6 Distribution Date.  AMCE
shall distribute to the Class 6 Distribution Agent or (if the
Committee has elected to establish the Unsecured Stock Trust) the
Unsecured Stock Trustee any amounts distributable to the Holders of
Allowed Class 6 Claims as a result of the allowance of Claims on account of Newly Rejected Leases as soon as practicable, but in any event no more than ten (10) Business Days after any Newly Rejected
Lease Claim becomes an Allowed Claim.  AMCE shall deliver to the Class
6 Distribution Agent or (if the Committee has elected to established the Unsecured Stock Trust) the Unsecured Stock Trustee (as defined below) any amounts distributable to the Holders of Allowed Class 6
Claims pursuant to Section 5.6.2(x) of the Plan and Harcourt shall deliver to the Class 6 Distribution Agent or (if the Committee has established the Unsecured Stock Trust) the Unsecured Stock Trustee any amounts distributable to the Holders of Allowed Class 6 Claims pursuant to Section 5.6.3(a) of the Plan as soon as practicable, but in any event no later than ten (10) Business Days after objections with respect to all Disputed Class 6 Claims have been finally resolved including all appeals thereof, and the Post-Confirmation Committee indicates in writing that it has completed objections with respect to all Disputed Class 6 Claims and has calculated the final percentage distribution received, or to be received by the Holders of Allowed
Class 6 Claims, and provides AMCE with detailed supporting information for such calculation; provided, however, that if AMCE disputes the Post-Confirmation Committee's calculation, such distributions shall not be made until ten (10) Business Days after such dispute is resolved by the Bankruptcy Court (or pursuant to such other mechanism as may be agreed to by both the Post-Confirmation Committee and AMCE).
In the event the Committee does not elect to establish the Unsecured
Stock Trust, the Class 6 Distribution Agent may reserve New AMCE Stock with a Plan Value not to exceed One Million Dollars ($1,000,000) for the payment of actual or anticipated Class 6 Distribution Expenses and Allowed Convenience Claims and may sell or otherwise dispose of no more than Twenty-five Thousand (25,000) shares of such New AMCE Stock in any one week period.  New Investments LLC shall issue and deliver to the Distribution Agent or to Persons designated in writing by the Distribution Agent all LLC Interests required for distributions under the Plan.
7.3. Reserve for Disputed Deduction Claims.
In calculating the amount of New AMCE Stock to be distributed by
AMCE to the Class 6 Distribution Agent from and after the Effective
Date, to the extent that any Deduction Claims are Disputed Deduction
Claims, the face amount of the Disputed Deduction Claim shall be used for the proposes of such calculation, and, without respect to each
Disputed Deduction Claim, New AMCE Stock with a Plan Value equal to such face amount will be withheld by AMCE until such Disputed
Deduction Claim becomes an Allowed Deduction Claim.  To the extent that Disputed Deduction Claims become Allowed Deduction Claims and the Allowed Amount of such Claim is less than the face amount of such
Claim that was used for purposes of withholding by AMCE, as soon as reasonably practicable thereafter, AMCE shall make additional distributions of New AMCE Stock with respect to such difference calculated in accordance with Section 5.6 of the Plan.  AMCE shall, at all times, reserve a sufficient number of shares of New AMCE Stock so as to be able to fully perform its obligations pursuant to this
Section 7.3.
7.4. Reserve for Newly Asserted Deduction Claims.
In the event that, following the initial distribution of New AMCE
Stock to the Class 6 Distribution Agent, a Deduction Claim that was not taken into account in making such initial distribution of New AMCE
Stock is filed or otherwise asserted against any Reorganized Debtor:
(i) the Class 6 Distribution Agent or Unsecured Stock Trustee, as applicable, shall withhold from distribution and reserve New AMCE
Stock with a Plan Value equal to the face amount of such Deduction
Claim; and (ii) upon the entry of a Final Order determining the
Allowed Amount of such Deduction Claim, the Class 6 Distribution Agent or the Unsecured Stock Trustee, as applicable, shall deliver to AMCE
New AMCE Stock with a Plan Value equal to such Allowed Amount (or, if the Class 6 Distribution Agent or Unsecured Stock Trustee has
insufficient New AMCE Stock to do so, cash in an amount equal to the difference between such Allowed Amount and the Plan Value of the New
AMCE Stock which is so delivered to AMCE, to the extent still in the possession of the Class 6 Distribution Agent or Unsecured Stock
Trustee).
7.5. Unsecured Stock Trust.
No later than five (5) days prior to the Confirmation Hearing, the
Committee may elect to create an Unsecured Stock Trust on the
Effective Date for the purpose of receiving, liquidating and distributing the Class 6 Recovery to the Holders of Allowed Class 6
Claims.  As a condition to such election by the Committee, the
Unsecured Stock Trustee shall enter into the Stock Disposition
Agreement with AMCE in form and substance reasonably satisfactory to both the Committee and AMCE which shall, among other things, establish parameters for the orderly liquidation of the New AMCE Stock, and which agreement shall be Filed as part of the Plan Documentary
Supplement.  The terms of the Unsecured Stock Trust shall be governed by an agreement (the "Unsecured Stock Trust Agreement") and the disposition of New AMCE Stock distributed to the Unsecured Stock Trust shall be governed by the Stock Disposition Agreement, both to be filed by the Committee as part of the Plan Documentary Supplement no later than five (5) days prior to the Confirmation Hearing.
7.5.1 Beneficiaries.
The beneficiaries of the Unsecured Stock Trust shall be the Holders of Allowed Claims in Class 6.  The net proceeds allocable to the
Holders of Claims in Class 6 will be distributed by the trustee to the Persons entitled to such distributions in accordance with the allocation percentages provided under the Plan. Neither AMCE nor the Reorganized Debtors shall have any liability or responsibility with respect to such distribution by the trustee of the Unsecured Stock
Trust.
7.5.2 Trustee.
The trustee (the "Unsecured Stock Trustee") of the Unsecured Stock
Trust shall be appointed by the Committee and disclosed no later than five (5) days prior to the Confirmation Hearing.  The trustee shall be the exclusive trustee of the assets of the Unsecured Stock Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3). Powers,
rights and responsibilities of the trustee shall be specified in the Unsecured Stock Trust Agreement and shall include the authority and responsibility to: (a) receive, manage and liquidate the Class 6
Recovery and deposit sale proceeds in interest-bearing trust accounts;
(b) defend, prosecute and, if appropriate, compromise claims arising in respect to trust assets; (c) pay taxes or other obligations incurred by the trust; (d) retain and compensate from the trust assets, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and distribution of trust assets, and (e) calculate and implement distributions of trust assets. Other rights and duties of the trustee and the beneficiaries shall be as set forth in the Unsecured Stock
Trust Agreement.
7.5.3 Funding.
The costs of administration of the Unsecured Stock Trust will be funded from the Class 6 Recovery.
7.6. Substantive Consolidation for Purposes of Claim Allowance
and Plan Distributions.
Each Debtor shall be substantively consolidated with each other
Debtor, nunc pro tunc to the Petition Date, solely for purposes of the allowance of Claims and distributions under the Plan and of confirmation, consummation and implementation of the Plan, as follows:
On the Effective Date, nunc pro tunc to the Petition Date, (i) solely for the purposes of distribution under the Plan, the assets and liabilities of each Debtor shall be deemed to be the assets and liabilities of all of the Debtors and consolidated into a single estate; (ii) all guarantees by any Debtor of the obligations of any other Debtor existing prior to the Effective Date (regardless whether such guarantee is secured, unsecured, liquidated, unliquidated, contingent, or disputed) shall be deemed liquidated so that any Claim against any Debtor and any guarantee thereof executed by any other
Debtor, shall be deemed to be a single obligation of the consolidated Debtors; (iii) any joint liability (including, but not limited to joint and several liability) of any of the Debtors with one another shall be deemed to be a single obligation of the consolidated Debtors;
(iv) each and every proof of claim filed or to be filed in the Cases, shall be deemed filed against the consolidated Debtors, and shall be deemed a single Claim against and obligation of the consolidated
Debtors, as applicable; and (v) all duplicative claims (identical in both amount and subject matter) Filed against or deemed Filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors (but in no way shall such surviving Claim be deemed Allowed by reason of this
Section). All Claims based upon guarantees of collection, payment or performance made by any Debtor as to the obligations of any other
Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan.
In addition, each of the Debtors and Reorganized Debtors shall be vested with equal authority (a) to be heard with respect to the allowance or disallowance of Claims (except Claims in Class 6) and requests for payment of Administrative Claims, including but not limited to filing, prosecuting, and settling objections thereto,
(b) subject to the rights vested in the Post-Confirmation Committee pursuant to Section 10.2 of the Plan, to commence, prosecute, recover on account of, and settle Rights of Action, and (c) to enforce the terms of this Plan and the Confirmation Order, including but not limited to the Debtors' discharge, on behalf of each of the other
Debtors and Reorganized Debtors and their estates.  Notwithstanding any other provisions of this Section 7.6, the substantive
consolidation for the purposes described above shall not affect:
(i) the Intercompany Claims and Interests in the Debtors, which shall be treated as provided in this Plan, or (ii) the legal and
organizational structure of the Debtors, which shall be maintained, except as otherwise provided in this Plan or as modified following the Effective Date at the election of Reorganized GCX or AMCE.
7.7. 	Corporate Restructuring Program and Continued Corporate
Existence of Reorganized Debtors.
7.7.1
On the Effective Date, the Debtors shall implement the Corporate Restructuring Program that is set forth in the Plan Documentary
Supplement, and made a part of this Plan. Pursuant to the Corporate Restructuring Program, certain of the Debtor Affiliates either shall
(i) be merged into other Debtors or newly-created Affiliates of the
Debtors, (ii) be acquired by other surviving Debtors or newly-created Affiliates of the Debtors, (iii) transfer some or all of their assets to other Debtors or newly-created Affiliates of the Debtors, or (iv)
be dissolved, with any assets of such dissolved Debtor transferred to one or more of the other Debtors or newly-created Affiliates of the
Debtors. The Debtors and Reorganized Debtors are authorized to take whatever corporate, joint venture, partnership, or limited liability company action is necessary or advisable in order to accomplish the Corporate Restructuring Program.
7.7.2
Except as provided for in the Corporate Restructuring Plan, each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company, joint venture, or partnership, as applicable, under the laws of their respective states of
incorporation, formation, or organization, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable State law.
7.8. Issuance of New Stock.
7.8.1
On the Effective Date, Reorganized GCX shall be deemed to have authorized the issuance of the New GCX Common Stock for distribution to AMCE and Reorganized Investments, Inc. shall be deemed to have authorized the issuance of new Investment, Inc. common stock to CDI, each in accordance with the Plan, consistent with the Amended and
Restated Certificate of Incorporation or Charter For Reorganized GCX, Reorganized Investments, Inc. and the other Plan Documents. All shares of New GCX Common Stock and new GCCI Inc. common stock issued pursuant to the Plan will be, upon such issuance, validly issued, fully paid and non-assessable.
7.9. Amended and Restated Certificates of Incorporation or
Charters and Bylaws.
As of the Effective Date, the certificates or articles of
incorporation or charter (or document of similar effect with respect to any Reorganized Debtor that is not a corporation) of each of the Reorganized Debtors shall be the Amended and Restated Certificates of Incorporation or Charters substantially in the form of the exemplary documents included in the Plan Documentary Supplement. The Amended and Restated Certificates of Incorporation or Charters will, among other provisions, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the
Bankruptcy Code. As of the Effective Date, the bylaws of each of the Reorganized Debtors that are corporations shall be the Amended and
Restated Bylaws substantially in the form of the exemplary documents included in the Plan Documentary Supplement. The Amended and Restated Certificates of Incorporation or Charters and Amended and Restated
Bylaws shall be deemed effective as of the Effective Date by virtue of the Confirmation Order without the need for any corporate,
partnership, limited liability company, joint venture, director, stockholder, partner, member, or venturer action.
7.10. Management/Board of Directors.
On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors' newly-constituted Boards of Directors (the "New Boards"), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors.  As of the Effective Date, the New Boards
shall consist of the individuals to be designated by AMCE, as set forth in the Plan Documentary Supplement.  The initial senior officers of each of the Reorganized Debtors as of the Effective Date shall consist of the individuals designated by AMCE, whose names shall be set forth in the Plan Documentary Supplement.  All such directors and senior officers shall be deemed appointed pursuant to the Confirmation
Order without the need for any corporate action.  As of the Effective
Date, those directors and senior officers not continuing in office shall be deemed removed therefrom pursuant to the Confirmation Order without the need for any corporate action. In accordance with Section 1129(a)(5) of the Bankruptcy Code, the Proponents shall disclose no later than ten (10) Business Days prior to the Confirmation Hearing:
(a) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of any of the
Reorganized Debtors; and (b) the identity of any "insider" (as such term is defined in Section 101(31) of the Bankruptcy Code) who shall be employed and retained by any of the Reorganized Debtors and the nature of any compensation for such insider.
7.11. Continuation of Retiree Benefits.
To the extent required by section 1129(a)(13) of the Bankruptcy
Code, the Reorganized Debtors shall continue to pay on and after the Effective Date all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, for the duration of the period for which the Debtors have obligated themselves to provide such benefits.  However, the Reorganized Debtors shall retain all rights they currently have to modify such plans.  Reorganized GCX will continue as plan sponsor of the GC Companies, Inc. Retirement
Plan (effective December 16, 1993) immediately after the Effective
Date.
7.12. Corporate Actions.
On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation
Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, directors, or members of the Debtors or the Reorganized Debtors, including, without limitation, the following:  (a) the adoption and the filing with the Secretary of State of the State of Delaware or other applicable State of incorporation of the Amended and Restated Certificates of Incorporation or Charters; (b) the adoption of the
Amended and Restated By-Laws; (c) if applicable, the issuance by
Reorganized GCX of the New GCX Common Stock and the issuance by
Reorganized GCCI Inc. of the new GCCI Inc. common stock; (d) the cancellation of the Existing GCX Common Stock and the existing GCCI
Inc. common stock; (e) the cancellation of intercompany notes and other instruments evidencing an Allowed Claim in Class 12 or an
Allowed Interest in Class 13 to the extent such cancellation is elected pursuant to Sections 5.12 or 5.13 of the Plan; (f) the issuance of new common stock of any Reorganized Debtor if the existing common stock of such Debtor is cancelled; (g) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; (h) the consummation and implementation of the Corporate Restructuring Program; and (i) the removal of all members of the respective Boards of Directors of the Debtors and the non-Debtor subsidiaries and the election of all members of the Boards of
Directors of the Reorganized Debtors designated pursuant to the Plan.
All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or by Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtors or
Reorganized Debtors.  On the Effective Date, the appropriate officers of Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of Reorganized Debtors.
7.13. Revesting of Assets.
Except as otherwise provided in the Plan, on the Effective Date, the property of the Estates of the Debtors shall revest in the
Reorganized Debtors, including but not limited to Rights of Action and any other claims or rights of action (whether known or unknown, and whether or not identified in the Schedules or Disclosure Statement)
that any of the Debtors or Reorganized Debtors have asserted or may assert against any other Person.  The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the United States Trustee and
free of any restrictions of the Bankruptcy Code or the Bankruptcy
Rules.  As of the Effective Date, all property of the Reorganized
Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Interests, except as otherwise expressly provided herein.
7.14. Closing of Cases.
Except as set forth below with respect to GCX, all of the Cases will be closed as of the Effective Date (and, to the extent necessary, this Plan shall be deemed a motion requesting the closing of the Cases in accordance with this Section 7.13 of the Plan), or as soon thereafter as reasonably practicable; provided further, that GCX will move to close its case promptly when requested to do so by the Post-Confirmation Committee after resolution of all Disputed Deduction Claims, Disputed Class 6 Claims and Disputed Class 7 Claims. Upon the closing of the Case of a Reorganized Debtor, all rights vested in such Reorganized Debtor under this Plan (including but not limited to the rights to object to or otherwise be heard with respect to Claims and requests for payment of Administrative Claims, to commence, prosecute, recover on account of, or settle Rights of Action, and to enforce the terms of this Plan and the Confirmation Order, including but not limited to the Debtors' discharge and the injunction provisions of this Plan), shall vest in each Reorganized Debtor that has not closed its Case.  All fees due under section 1930(a)(6) of title 28 of the
United States Code in respect of such closed Cases shall be paid or reserved as set forth in Section 16.1 below.
7.15. Cancellation of Notes, Instruments, Common Stock,
Preferred Stock and Stock Options.
On the Effective Date, except as otherwise provided in the Plan:
(i) the Domestic Bank Documents, the Harcourt Documents and the Intercreditor Agreement; and (ii) all Interests in GCX shall be canceled, and the obligations of the Debtors thereunder shall be discharged.
ARTICLE VIII - EXECUTORY CONTRACTS AND UNEXPIRED LEASES
8.1. Assumption Generally.
Effective upon the Effective Date, each executory contract and unexpired leases of the Debtors listed on the Schedule of Assumed
Contracts to be Filed and served by the Debtors at least twenty (20)
days prior to the Confirmation Hearing (including, without limitation, the Harcourt Leases) (collectively, "Assumed Contracts and Leases"
and, individually, an "Assumed Contract or Lease") shall, at the election of AMCE, be assumed by the Debtor in Possession which is party thereto or lessee thereunder or shall be assumed and assigned to another Reorganized Debtor or to an AMCE Affiliate (including, without limitation, as part of the Corporate Restructuring Program). In the event that AMCE elects to have the Debtor in Possession which is a party to or lessee under an Assumed Contract or Lease assume and assign such Assumed Contract or Lease, notice of such proposed assumption and assignment shall be given to the non-Debtor party no later than thirty (30) days prior to the Confirmation Hearing.  Absent such notice given with respect to an Assumed Contract or Lease, AMCE shall be deemed to have elected to have such Assumed Contract or Lease assumed, but not assumed and assigned, by the Debtor in Possession which is party thereto, and, on the Effective Date, such Debtor, as Reorganized Debtor, shall be deemed to have assumed such Assumed
Contract or Lease.  The assumption, or assumption and assignment, of any Assumed Contracts or Leases pursuant to the provisions of this
Section 8.1 shall be only to the extent that such Assumed Contracts or Leases constitute executory contracts and unexpired leases within the meaning of section 365 of the Bankruptcy Code. Inclusion of a matter in the Schedule of Assumed Contracts does not constitute an admission by the Debtors, Debtors in Possession, Committee or AMCE that (i) such matter is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code, (ii) the Debtors must assume such matter in order to continue to receive or retain rights, benefits, or performance thereunder or that any Claim under such matter must be paid or default cured if it is not an executory contract or unexpired lease, or (iii) such matter is a valid contract or lease.  Any contract or lease assumed, or assumed and assigned, pursuant to this Plan shall be assumed, or assumed and assigned, as previously amended or otherwise modified by the parties thereto, whether before or after the Petition Date. To the extent that the Bankruptcy Court or any other court of competent jurisdiction determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this Article 8 of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination (and any Deficiency Claims relating thereto) shall be treated in accordance with the applicable section of the Plan.
Each executory contract and unexpired lease assumed or assumed and assigned pursuant to this Article 8 by any Debtor shall revest in and be fully enforceable by the Debtor which assumed it, as Reorganized
Debtor (in the case of an assumed contract or lease), or by the assignee (in the case of an assumed and assigned contract or lease) in accordance with its terms, except as modified by the provisions of the
Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable federal law.
8.2. Assumption of Documents Supplementary to Executory
Contracts.
Each executory contract and unexpired lease of the Debtors which is assumed pursuant to the Plan shall include:  (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument, or other document is listed in the Schedule of Assumed Contracts or in the Schedules;
and (ii) executory contracts appurtenant to the premises listed on such Schedule of Assumed Contracts, Schedules, or other document, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interest in real estate or rights in rem to such premises, unless any of the foregoing agreements are rejected in accordance with Section 8.6 of the Plan.
8.3. Cure Claim Amounts.
The Schedule of Assumed Contracts specifies the amount ("Cure Claim Amount"), if any, that the Debtors believe must be tendered on the
Effective Date, in order to provide cure and compensation in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code with respect to each matter listed on such Schedule.  In the event that any party to a contract or lease listed on the Schedule of
Assumed Contracts contends that the Cure Claim Amount does not correctly set forth the amount that must be paid under
sections 365(b)(1)(A) and (B) in order to assume or assume and assign such contract or lease (such amount being the "Required Cure
Payment"), such party must file with the Bankruptcy Court and serve upon counsel for the Debtors, the Committee, and AMCE a written statement and an accompanying affidavit in support thereof specifying the amounts allegedly owing as the Required Cure Payment no later than ten days before the commencement of the Confirmation Hearing. Failure timely to file and serve such statement shall result in the determination that the Reorganized Debtors' tender of the Cure Claim
Amount, as specified in the Schedule of Assumed Contracts, shall provide full cure and compensation for any and all defaults and unpaid obligations under such assumed or assumed and assigned executory contract or unexpired lease, and that no other amounts are owing thereunder as of the Confirmation Date.  The Debtors, the Committee
and AMCE reserve the right to respond to and challenge any objection filed by any party to an executory contract or unexpired lease under this Section.  To the extent the Debtors, the Committee or AMCE disagree with any objection filed by any party to an executory contract or unexpired lease under this paragraph, any disputes as to the amount of the Required Cure Payment shall be resolved by a Final
Order, which Final Order specifying the Required Cure Payment may be entered after the Effective Date.  Each Required Cure Payment shall be made on the later of (i) thirty (30) days after the Effective Date, or as soon thereafter as is practicable, (ii) resolution by a Final Order of any dispute with respect to the amount of such Required Cure
Payment, or (iii) at such time as may otherwise be agreed by the parties to any particular contracts or leases.
8.4. Approval of Assumptions and Assumptions and Assignments.
Subject to the occurrence of the Effective Date, the Confirmation
Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving (a) the assumption or assumption and assignment of executory contracts and unexpired leases by the
Reorganized Debtors as provided for in this Plan pursuant to section 365 of the Bankruptcy Code effective as of the Effective Date, without penalty of any kind and (b) to the extent not subject to a timely objection as set forth in Section 8.3 hereof, the Cure Claim
Amounts set forth in the Schedule of Assumed Contracts pursuant to section 365 of the Bankruptcy Code, effective as of the Effective
Date.  The assumption or assumption and assignment, as applicable, of any executory contract or unexpired lease under the Plan shall be authorized notwithstanding the existence of any cross-default provision or other provision in such contract or lease that conditions the right of the Debtors or the obligations of the non-debtor parties on (i) the insolvency or financial condition of any of the Debtors or any of their affiliates, or (ii) performance under any other contract or agreement.  Any breach, default, or failure to perform under any contract or agreement that is not assumed, or assumed and assigned, by the Debtors shall in no way constitute grounds to terminate the
Debtors', Reorganized Debtors', or any of their assignees' rights under any contract or lease that is assumed, or assumed and assigned, under this Plan, or excuse non-performance by the other party to such contract or lease, or otherwise affect, modify, or reduce the rights of the Debtors, Reorganized Debtors, or their assignees under such assumed, or assumed and assigned, contract or lease.
8.5. Objections to Assumption or Assumption and Assignment of
Executory Contracts and Unexpired Leases.
8.5.1
Any party objecting to a Debtor's proposed assumption or assumption and assignment of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the Cure Claim Amount set forth in the
Schedule of Assumed Contracts, shall file and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to file and serve an objection within the time period set forth above shall constitute the non-Debtor party's consent to the assumption and revestment or assumption and assignment of those contracts and leases, including an acknowledgment that the proposed assumption or assumption and assignment satisfies all requirements of Bankruptcy Code section 365 (other than as to the Required Cure Payment).
8.5.2
If any party files an objection to assumption or assumption and assignment based on any ground other than the adequacy of the Cure
Claim Amount set forth in the Schedule of Assumed Contracts, and the Bankruptcy Court ultimately determines that the applicable Debtor cannot assume or assume and assign the executory contract or unexpired lease or that the applicable Debtor or assignee cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtors or Reorganized Debtors or proposed assignee, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been excluded from the Schedule of Assumed Contracts and shall be rejected pursuant to
Section 8.6 hereof, subject to any rights AMCE may have under the AMCE Letter of Intent or the AMCE Acquisition Agreement based on such rejection.
8.5.3
To the extent that any objections to the Cure Claim Amounts set forth in the Schedule of Assumed Contracts are timely filed and served and such objections are not resolved by the Debtors and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtors' assumption or assumption and assignment of the contracts or leases that are subject of such dispute but rather shall affect only the amount of the Required Cure Payment that the Debtors must pay in order to assume or assume and assign such contract or lease.
8.6. 	Executory Contracts and Unexpired Leases to be Rejected.
8.6.1
Effective as of, and subject to the occurrence of, the Effective Date, all executory contracts and unexpired leases that exist between the
Debtors and any other entity that have not previously been assumed or rejected and that are not listed on the Schedule of Assumed Contracts including, but not limited to, all executory contracts and unexpired leases listed on the Schedule of Rejected Contracts to be Filed and
Served by the Debtors at least twenty (20) days prior to the commencement of the Confirmation Hearing shall be rejected as of the Effective Date. The Debtors may amend the Schedule of Assumed
Contracts with the consent of AMCE at any time prior to the
Confirmation Hearing by Filing such amendment with the Bankruptcy
Court and serving it on parties directly affected by the amendment, in which event the Schedule of Assumed Contracts, as so amended, shall constitute the "Schedule of Assumed Contracts" for purposes of the
Plan.
8.6.2
The Confirmation Order shall constitute an order of the Bankruptcy
Court approving such rejections on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective
Date.  To the extent that a matter that provides the Debtors with property rights does not constitute an executory contract or unexpired lease, rejection shall not constitute an abandonment by the Debtors of such property rights.  Any non-Debtor party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection thereto. Failure by any such non-Debtor party to file any such objection within the time period set forth above shall constitute a consent to the rejection by such non-Debtor party.
8.7. Bar Date for Rejection Damages.
If the rejection of an executory contract or unexpired lease pursuant to Section 8.5 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Secured Claim, shall be classified in Class 2, and to the extent that it is timely filed and is an Allowed Unsecured Claim, shall be classified in Class 6;
provided, however, that in either event any Claim arising out of the rejection of an executory contract or unexpired lease shall be forever barred and shall not be enforceable against the Debtors, the
Reorganized Debtors, their Affiliates, their successors or estates, or their properties, and shall not be entitled to any distribution under the Plan, unless a proof of claim for such Claim is filed and served on the Debtors or Reorganized Debtors within thirty (30) days after the earlier of (a) the date of entry of the first order of the
Bankruptcy Court approving the rejection of the executory contract or unexpired lease, or (b) the Confirmation Date.
8.8. Indemnification and Certain Other Rights of Directors,
Officers and Employees.
Notwithstanding any other provision of the Plan, the obligations of the Debtors or Reorganized Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or
Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any certificate of incorporation, by-law, or other similar constituent document or by statutory law or written agreement with the Debtors, (collectively, the "Indemnity Obligations") shall be limited to the extent of coverage therefor under GCX's existing Directors and Officers Insurance Policy (the "D&O Policy"), as augmented by any
"tail coverage" (the "Tail Coverage") purchased with respect to such
D&O Policy on or before the Effective Date, the premium cost for which shall be funded by AMCE in an amount not to exceed $350,000.  In no event will the cost of the Tail Coverage be funded or paid for by the Debtors and the amount of the premium relating to the Tail Coverage will not be deemed to be a Deduction Claim.  In addition, the rights of the officers and directors of GCX who are serving as such as of
December 6, 2001, under the existing by-laws of GCX shall be preserved against Reorganized GCX and Reorganized GCT to the extent of their right to advancement of legal fees and expenses under such by-laws up to an aggregate maximum amount of $250,000 for all individuals, claims and occurrences (subject to replenishment by any reimbursement received by Reorganized GCX or Reorganized GCT from any source).
Except to the extent specifically preserved by this Section 8.8, all Indemnity Obligations shall be fully and completely discharged as of the Effective Date and shall be of no further force and effect following the Effective Date.
8.9. GCT Programs.
Without acknowledging any legal obligation to do so, the
Reorganized Debtors intend to honor all gift certificates, VIP Program Vouchers and discount tickets issued by the Debtors for use in domestic theaters, to the extent such were issued in accordance with applicable law and are otherwise valid. Notwithstanding the foregoing, neither AMCE nor the Reorganized Debtors are assuming any liability under the Plan with respect to the issuance of such gift certificates, VIP Program Vouchers or discount tickets.
8.10. Certain Compensation and Benefit Programs
  The Reorganized Debtors will honor the Debtors' obligations under the Debtors' court-approved employee retention programs as follows:
(a) December 28, 2000 Preliminary Order on Debtors' Motion to (i)
Assume Executory Contracts with Certain Employees; (ii) Make Certain Severance Payments in the Ordinary Course of Business; and (iii) Honor Retention Obligations in the Ordinary Course of Business; (b) March
16, 2001 Order Authorizing the Debtors to Assume Senior Executive Agreements, as Amended; (c) March 16, 2001 Order Authorizing Debtors
to Amend Exhibit C to the Motion to (i) Assume Executory Contracts
with Certain Employees; (ii) Make Certain Severance Payments in the
Ordinary Course of Business; and (iii) Honor Retention Obligations in
the Ordinary Course of Business and (d) October 16, 2001 Order
Authorizing Debtors to Extend Enhanced Severance Benefits.
ARTICLE IX - DISTRIBUTIONS
9.1. Distributions to Distribution Agent.
In the event that the Reorganized Debtors do not serve as the
Distribution Agent for distributions to be made to holders of Claims other than Class 6 Claims and Class 7 Claims, the Reorganized Debtors
or AMCE, as the case may be, shall transmit or cause to be transmitted to the Distribution Agent sufficient Cash and New AMCE Securities to enable the Distribution Agent to make all distributions under this
Plan other than the distributions to be made to holders of Class 6
Claims.  No later than ten (10) days prior to the First Class 6
Distribution Date, AMCE shall distribute to the Class 6 Distribution
Agent New AMCE Stock having a Plan Value equal to that which would be required if no Newly Rejected Leases were rejected, calculated in accordance with Section 7.3, above.  At such time as the Allowed
Amount of all Claims arising out of the rejection of the Newly
Rejected Leases has been established, AMCE shall transmit to the
Class 6 Distribution Agent additional New AMCE Stock having a Plan
Value equal to the amount by which the total Plan Value of the New
AMCE Stock to which Class 6 is entitled under the terms of the Plan, exceeds the Plan Value of all New AMCE Stock previously distributed to the Class 6 Distribution Agent.
9.2. 	Distributions.
9.2.1 Distribution Agent.
Except as provided in Subsection 9.2.5 hereof, the Distribution
Agent shall be responsible for all distributions required to be made by the Reorganized Debtors under the Plan, except for distributions to Holders of Class 6 Claims and Class 7 Claims. Reorganized GCX or Reorganized GCT may act as the Distribution Agent. The Post-
Confirmation Committee shall select the Class 6 Distribution Agent, which may be the trustee of the Unsecured Stock Trust, who shall be responsible for all distributions required to be made to Holders of
Class 6 Claims and Class 7 Claims.  New Investments LLC shall independently retain, at its own expense, the Distribution Agent responsible for distribution of the $100,000 in Cash and Class 10 LLC Interests to Holders of Allowed Interests (the "Class 10 Distribution Agent') on the Effective Date or as soon thereafter as practicable upon satisfaction or waiver by New Investments LLC of the Distribution Conditions. The Class 10 Distribution Agent shall act as the
Distribution Agent for the Holders of Allowed Interests.  Neither
AMCE, nor the Reorganized Debtors, shall have any obligation, responsibility, or liability with respect to the distribution to
Holders of Allowed Interests.  With reference to distributions to holders of Allowed Class 10 Interests, all references to the
Distribution Agent in the other provisions of this Section 9 shall also be deemed to refer to the Class 10 Distribution Agent, except where otherwise noted or where the context requires otherwise. The Distribution Agent and Class 6 Distribution Agent may employ one or more sub-agents on such terms and conditions as they may agree in their discretion.  Reorganized GCX or Reorganized GCT and the trustee of the Unsecured Stock Trust, as applicable, shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.  However, if the Distribution Agent is any
Person other than Reorganized GCX or Reorganized GCT or the trustee of the Unsecured Stock Trust, such Person shall be required to provide such bond on terms and in an amount to be approved by the Bankruptcy
Court; provided, however, that the Class 10 Distribution Agent shall not be required to post any bond, except to the extent required by New Investments, LLC. All costs and expenses incurred in connection with distributions and administration of the Plan other than with respect to Class 6 and Class 7 thereof, including, without limitation, the fees and expenses, if any, of the Distribution Agent and professionals and sub-agents employed by the Distribution Agent, shall be borne by Reorganized GCX or Reorganized GCT. All Class 6 Distribution Expenses
shall be satisfied from the sale by the Class 6 Distribution Agent, as and when necessary, of the New AMCE Stock and AMCE Stock (or from cash in lieu thereof paid by Harcourt) otherwise distributable pursuant to the Plan to the Holders of Allowed Class 6 Claims.
9.2.2 Dates of Distributions.
Except as provided in Subsection 9.2.5 hereof, any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date.  Any distribution required to be made upon a Claim becoming an Allowed Claim (other than an Allowed
Class 6 Claim or Allowed Class 7 Claim) or Interest becoming an
Allowed Interest shall be deemed timely if made as soon as practicable after the Claim or Interest has become Allowed.  Distributions to
Holders of Allowed Class 6 Claims shall be made on one or more Class 6 Distribution Dates. The Class 6 Distribution Agent shall only make distributions to the Holders of Allowed Class 6 Claims after establishing an adequate reserve (the "Class 6 Expense Reserve") to satisfy the actual and anticipated Class 6 Distribution Expenses.
9.2.3 Manner of Distribution.
Monetary distributions may be made in Cash, by wire transfer or by a check drawn on a domestic bank.  Distribution of New AMCE Securities and New GCC Investments Preferred Stock shall be made by the issuance and delivery of such securities.
9.2.4 Limitation on Liability.
Neither the Debtors, the Reorganized Debtors, the Committee, the Post-Confirmation Committee, AMCE, New Investments LLC, nor any of
their respective employees, officers, agents, or professional or
Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with
implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan's terms (including but not limited to any delays caused by the resolution of Disputed Claims or the determination of Deduction
Claims).
9.2.5 Distributions to Class 4 Holders.
Notwithstanding any other provision of this Plan, the Distributions to be made to the Holders of Allowed Class 4 Domestic Bank Claims pursuant to Section 5.4.1(c)(ii) of the Plan shall be delivered, on or before the fifth Business Day after the Effective Date, by AMCE directly to each such Holder.  The Debtors shall be jointly liable to such Holders to perform the obligations of this Subsection 9.2.5 and of Subsection 5.4.1.
9.3. 	Old Instruments and Securities.
9.3.1 Surrender and Cancellation of Instruments and
Securities.
As a condition to receiving any distribution pursuant to the Plan, each Person holding any stock, note or other instrument or security (collectively "Instruments or Securities" and individually an
"Instrument or Security") evidencing an existing Claim or Interest against or in a Debtor must surrender such Instrument or Security to the Distribution Agent or Class 6 Distribution Agent, as applicable.
9.3.2 Rights of Persons Holding Old Instruments and
Securities.
As of the Effective Date, and whether or not surrendered by the holder thereof:  (a) all Existing GCX Common Stock and all other
Instruments and Securities evidencing any Claims or Interests (except for the Common Stock of the Debtors other than GCX) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any
Claims or Interests under or evidenced by such Existing GCX Common
Stock or other Instruments or Securities (other than Common Stock of the Debtors other than GCX) shall be deemed discharged.  Until the
Persons holding, or having a beneficial interest in, such Instruments or Securities as of the Record Date or their lawful successors and assigns surrender such Instruments or Securities, or otherwise comply with Section 9.3.1 of the Plan, such Persons shall have no rights (and such Instruments or Securities shall evidence no rights) except to surrender such Instruments or Securities, or otherwise comply with such Section, and to receive in exchange therefor the distributions to which such Persons are entitled pursuant to the provisions of Article
5 of the Plan.  The obligations of the Debtors under any agreements relating to such Instruments and Securities shall be deemed rejected, cancelled and terminated as of the Petition Date. All options to purchase any stock of GCX shall be deemed rejected, cancelled and terminated as of the Petition Date.
9.3.3 Cancellation of Liens.
Except as otherwise provided in the Plan, any Lien securing any
Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors.
9.4. De Minimis Distributions and Fractional Shares.
No Cash payment of less than ten dollars ($10) shall be made by the Reorganized Debtors, the Distribution Agent, the Class 6 Distribution
Agent or the Class 10 Distribution Agent to any holder of Claims or Interests unless a request therefor is made in writing to the
Reorganized Debtors or the Distribution Agent or, in the case of an
Allowed Class 6 Claim or Allowed Class 7 Claim, the Class 6
Distribution Agent or, in the case of an Allowed Class 10 Interest, the Class 10 Distribution Agent.  No fractional shares of New AMCE
Common Stock or fractional units of LLC Interests shall be
distributed; any entity that otherwise would be entitled to receive a fractional share or fractional unit distribution under this Plan shall instead receive an amount of shares or units rounded down to the next whole number.  In lieu of issuing any New AMCE Note in a denomination of less than $1,000, AMCE may elect to pay, to the Person which would otherwise have been entitled to receive such New AMCE Note, Cash in the principal amount of such New AMCE Note that would otherwise have been issued.  Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.  Any cash, securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed
Claims in the applicable Class, be treated as "Unclaimed Property"
under the Plan.
9.5. Compliance with Tax Requirements.
The Distribution Agent and Class 6 Distribution Agent shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making
distributions pursuant to the Plan.  In connection with each distribution with respect to which the filing of an information return
(such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Distribution Agent or Class 6 Distribution Agent, as applicable, shall file such information return with the Internal
Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law.  Notwithstanding any other provision of this Plan, the
Distribution Agent or Class 6 Distribution Agent, as applicable, by written demand may require any Holder of an Allowed Administrative
Claim, an Allowed Claim, or other recipient of a distribution under this Plan to provide the Distribution Agent or Class 6 Distribution
Agent with such information as is reasonably necessary for the
Distribution Agent or Class 6 Distribution Agent to comply with all applicable withholding and reporting requirements. Such information, if demanded by the Distribution Agent or Class 6 Distribution Agent,
shall be provided to the Distribution Agent or Class 6 Distribution
Agent in advance of, and as a condition to, receiving any distribution under this Plan.  In addition, with respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received, the Distribution Agent or Class 6 Distribution Agent,
as applicable, may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.
9.6. Delivery of Distributions.
Except as provided in Section 9.7 with respect to Unclaimed
Property, distributions to holders of Allowed Claims and Allowed Administrative Claims shall be distributed by mail as follows:
(1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such holder as maintained by the official claims agent for the Debtors; (2) with respect to each holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors, the Reorganized Debtors, the
Distribution Agent or Class 6 Distribution Agent, as applicable, have received a written notice of a change of address for such holder, the address set forth in such notice shall be used; or (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the holder may specify in writing.
9.7. Undeliverable Distributions.
If the distribution of Cash, New AMCE Securities or New GCC
Investments Preferred Stock to the Holder of any Allowed Claim,
Allowed Interest or Allowed Administrative Claim is returned to the Reorganized Debtors or the Distribution Agent or Class 6 Distribution
Agent as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Reorganized Debtors, the Distribution Agent or the Class 6 Distribution Agent, as applicable, is notified in writing of such Holder's then current address.  Subject to the remainder of this Section and Sections 9.8, Unclaimed Property shall remain in the possession of the Reorganized Debtors or the Distribution Agent or Class 6 Distribution Agent pursuant to this
Section 9.7, and shall be set aside and (in the case of Cash) held in a segregated interest-bearing account (as to Cash Unclaimed
Property)to be maintained by the Distribution Agent or Class 6
Distribution Agent, as applicable, until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Reorganized Debtors, Distribution Agent or Class 6
Distribution Agent to attempt to locate such Person.
9.8. Disposition of Unclaimed Property.
If the Person entitled thereto notifies the Reorganized Debtors, Distribution Agent, or Class 6 Distribution Agent, as applicable, of such Person's claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. Any Holder of an Allowed Claim or Allowed Administrative Claim that does not assert a claim in writing for
Unclaimed Property held by the Reorganized Debtors, the Distribution
Agent or Class 6 Distribution Agent within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Reorganized
Debtors, the Distribution Agent or the Class 6 Distribution Agent.  In
such cases any property held for distribution on account of such
Claims or Administrative Claims other than New AMCE Stock held for distribution to Class 6 shall be retained by the Reorganized Debtors or AMCE as follows: pursuant to Bankruptcy Code section 347(b), any undistributed Cash shall be the property of the Reorganized Debtors, any undistributed New AMCE Notes or New AMCE Stock shall be the property of AMCE (and may be cancelled by AMCE), free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit.  If such Unclaimed Property consists of any distribution for any Persons holding Class 6 Claims, such
Distribution shall become the property of and be distributed to the other Persons holding Allowed Class 6 Claims on a Pro Rata basis.
9.9. Voting of Undelivered New AMCE Common Stock.
In connection with any election or other vote by the holders of
AMCE Stock, any shares of New AMCE Stock that have not been delivered pursuant to this Plan (including but not limited to any shares held by the trustee of the Unsecured Stock Trust), shall be deemed voted in the same proportion as those shares of AMCE Stock (whether or not it is New AMCE Stock) that have been voted with respect to the particular election or other vote.
9.10. Setoff.
The Distribution Agent and Class 6 Distribution Agent may, but are
not required to, set off against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim, any claims of any nature which Debtors may have had against the holder of such Claim.
Neither the failure by the Debtors, the Distribution Agent or Class 6 Distribution Agent to effect such a setoff nor the allowance of any
Claim shall constitute a waiver or a release of any claim which the
Debtors or Reorganized Debtors may have against the Holder of a Claim.
9.11. Record Date.
Interests represented by Existing GCX Common Stock must be of record as of the Record Date to be eligible for the treatment of Class
10 Interests under the Plan.  As of the close of business on the
Record Date, the transfer ledgers for the Existing GCX Common Stock as maintained by, or on behalf of, GCX shall be closed and there shall be no further registrations or other changes in the holders of record of such securities on such transfer ledgers.  Reorganized GCX, and the transfer agents or registrars, as the case may be, shall have no obligation to recognize any transfer of Existing GCX Common Stock occurring thereafter.
ARTICLE X - LITIGATION AND OBJECTIONS TO CLAIMS
10.1. Preservation of Rights of Action and Defenses.
Except to the extent such Rights of Action and defenses are
expressly and specifically released or modified in connection with the
Plan, (i) any and all Rights of Action and defenses accruing to the
Debtors or their Estates (including, without limitation, Avoidance
Rights of Action) shall remain assets of and vest in the Reorganized Debtors, which shall be the representative of the Estate within the meaning of 11 U.S.C. Section 1123(b)(3), whether or not
litigation relating
thereto is pending on the Effective Date, and whether or not any such
Rights of Action or defenses have been Scheduled or otherwise listed or referred to in this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, and (ii) except to the limited extent provided in Section 10.2, neither the Debtors nor the Reorganized Debtors waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any Right of Action or defense that constitutes property of the Debtors' estates: (a) whether or not such Right of Action or defense has been listed or referred to in the Schedules, this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such
Right of Action or defense is currently known to the Debtors, and
(c) whether or not a defendant in any litigation relating to such
Right of Action or defense filed a proof of claim in the Chapter 11
Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against this Plan, or received or retained any consideration under this Plan. Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a Right of Action or defense, or potential Right of Action or defense, in the Debtors'
Schedules, this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Reorganized Debtors' right to commence, prosecute, defend against, settle, and realize upon any Rights of
Action or defenses that any of the Debtors or Reorganized Debtors have or may have as of the Confirmation Date. The Reorganized Debtors may commence, prosecute, defend against, recover on account of, and settle all Rights of Action and defenses in their sole discretion in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtors.
10.2. Objections to Claims and Other Rights of Action.
Notwithstanding the foregoing (and except for objections that may be filed by Harcourt with respect to the Identified Leases at any time prior to the Objection Deadline), from and after the Effective Date, the Post-Confirmation Committee shall act as the exclusive estate representative within the meaning of 11 U.S.C. Section 1123(b)(3)
for the
sole and limited purpose of objecting to the allowance of any Class 6
Claim.  Notwithstanding the foregoing, at the written election of AMCE made before the Objection Deadline, the Class 6 Claim of John Berylson
in an amount of $2,327,225.71 shall be Allowed in full as a Class 6
Claim, and no objection shall be filed to such Claim to the extent of such amount. The claim filed by Michael A. Greeley in the approximate amount of $2.1 million (the "Greeley Claim") shall be settled on the following terms and conditions: (i) the Greeley Claim shall be allowed as a Class 6 unsecured claim in the amount of $900,000 and disallowed for any amount in excess of $900,000 (and any other claims filed by
Greeley shall be disallowed); (ii) the Debtors and Greeley shall release one another from any and all other claims, including, without limitation, any claims of the Estates against Greeley under section
547 of the Bankruptcy Code (which release shall be binding upon the Reorganized Debtors and any successors) or under any notes; and (iii) Greeley will not object to the treatment of the Greeley Claim as a
Class 6 claim or to confirmation of the Plan. The Post-Confirmation Committee shall also have the non-exclusive power and authority to object to the Allowance of any Deduction Claims.  The Post-
Confirmation Committee shall be vested with and have exclusive standing to assert all Rights of Action that may be asserted as a defense or setoff to the allowance of any Class 6 Claim or Deduction
Claim, including without limitation Avoidance Rights of Action and any defenses that may be asserted under 11 U.S.C. Section 502(d), for the limited purpose of seeking disallowance of any Class 6 Claim or
Deduction Claim, but may not seek any affirmative recovery against any Person with respect to any Rights of Action without the consent of Reorganized GCX (and any such affirmative recovery shall be property of the Reorganized Debtors); and, subject to the foregoing
limitations, the Post-Confirmation Committee may assert, prosecute, settle, release, sell, assign, otherwise transfer or compromise objections to Class 6 Claims in its sole discretion and may settle or otherwise comprise any Deduction Claims with the consent of the
Reorganized Debtors, not to be unreasonably withheld.  Notwithstanding the foregoing, Reorganized Debtors shall have the option to release any and all Claims arising out of notes executed in their favor by
John Berylson and Demos Kouvaris.  Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim within one hundred and twenty (120) days after the later of the Effective Date or the filing of a proof of claim for such
Claim (the "Objection Deadline").  The Post-Confirmation Committee
shall have the right to petition the Bankruptcy Court, without notice or a hearing, other than notice and an opportunity to be heard to Reorganized GCX and AMCE, for an extension of such date if a complete review of all Claims cannot be completed by such date.
10.3. Treatment of Disputed Claims.
10.3.1 No Distribution Pending Allowance.
If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.
10.3.2 Distribution After Allowance.
On the next Distribution Date following the date on which a
Disputed Claim becomes an Allowed Claim, the Distribution Agent or
Class 6 Distribution Agent, as applicable, shall distribute to the
Person holding such Claim any Cash or New AMCE Securities that would have been distributable to such Person if such Claim had been an
Allowed Claim on the Effective Date.
10.3.3 Reserves for Disputed Claims.
In the event that Disputed Claims are pending, the Distribution
Agent or Class 6 Distribution Agent, as applicable, shall establish reasonable reserves for such Disputed Claims and the aggregate property to be distributed to holders of Allowed Claims on any
Distribution Date shall be adjusted to reflect such reserves. The Distribution Agent or Class 6 Distribution Agent may move the
Bankruptcy Court for approval of its determination to reserve certain amounts. AMCE shall have no liability or obligation with respect to the adequacy of such reserves and, except to the extent that
Reorganized GCX serves as Distribution Agent, Reorganized GCX shall have no liability or obligation with respect to the adequacy of any such reserves.
ARTICLE XI - EFFECTS OF PLAN CONFIRMATION
11.1. Discharge of Debtors.
The rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for, and in complete satisfaction, discharge, and release of, any and all Claims and
Interests of any nature whatsoever, including any interest, fees, or penalties accrued on or relating to such Claims whether before or after the Petition Date, against the Debtors and the Debtors in
Possession, or any of their assets or properties. Except as otherwise provided herein, (i) on the Effective Date, the Debtors and
Reorganized Debtors shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims, and Interests that arose before the Confirmation
Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such Claim, debt or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a
Claim or Interest based on such debt or interest is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Interest based on such debt or interest has accepted the Plan or has made an appearance in the Cases; and (ii) all persons and entities (including, but not limited to, States and other governmental units)
shall be deemed precluded from asserting against the Reorganized
Debtors, their successors, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy
Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.
11.2. Injunction.
Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized
Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4)
asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.
ARTICLE XII - RELEASES, INJUNCTIONS AND LIMITATION OF LIABILITY
12.1. Release by Debtors.
12.1.1
From and after the Effective Date, AMCE (and its officers, directors, employees and other agents, advisors, attorneys and accountants, successors or assigns) (collectively, the "Releasees") shall be released by the Debtors, Debtors in Possession and their respective direct and indirect subsidiaries from any and all Rights of Action, including without limitation all claims (as defined in Section 101(5)
of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, contingent or fixed, liquidated or unliquidated, existing or hereafter arising, in law, equity or otherwise, that any Debtor, Debtor in Possession or any of their respective direct or indirect subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date.
12.1.2
From and after the Effective Date, the Holders of Allowed Class 6
Claims and Allowed Class 9 Claims shall be released by the Debtors and their respective subsidiaries from any and all Avoidance Rights of
Action, known or unknown, that any Debtor or any of their respective subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Petition Date, except to the extent such Avoidance Rights of Action may be asserted as a defense or offset to the allowance of any Class 6 Claim or as grounds for disallowance or subordination under 11 U.S.C. Section 502(d) or otherwise of any Class 6 Claim.
12.1.3
From and after the Effective Date, each of Fleet, B of A and BNS (the "Released Lenders") shall be released by each of the Debtors from any and all Avoidance Rights of Action, claims, rights, remedies, set-
offs, recoupments, or liabilities of every name and nature, known or unknown, and arising from or related to any act or omission, transaction, agreement, event or other occurrence taking place prior to the Effective Date, other than any claims, rights or liabilities
(i) for or with respect to any deposits or deposit accounts maintained by any Debtor with any Released Lender, or (ii) respecting the transactions described in the Participation Purchase Term Sheet or arising under or with respect to the Participation Agreements (as defined in Section 13.2(iv) hereof).
12.2. Certain Mutual Releases.
On and after the Effective Date, each of:  (i) the Debtors, the
Reorganized Debtors, their subsidiaries and their Affiliates; on the one hand; and (ii) each of the officers, directors and employees of the foregoing who were such as of December 6, 2001, on the other hand, for good and valuable consideration, shall automatically be deemed to have released one another unconditionally and forever from any and all Claims, obligations, rights, suits, damages, causes of action,
Avoidance Rights of Action, remedies and liabilities whatsoever, whether liquidated, or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing entities would have been legally entitled to assert in their own right, whether individually or collectively, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, relating in any way to the Debtors, the Reorganized Debtors, the Cases, the Plan,
the Disclosure Statement, or any related agreements, instruments or other documents, except for Claims arising: (i) under Sections 8.8 or
8.10 of the Plan; or (ii) arising after the Petition Date in the ordinary course of business and constituting Administrative Claims.
In furtherance of the foregoing, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any Person or entity receiving a release under this provision, whether directly, derivatively, or otherwise, of any Claim, demand, liability, obligation, debt, right, cause of action, interest, remedy released or to be released pursuant to the Plan, against the foregoing Persons and entities. Any officer, director or employee who objects to granting the release provided for in this Section 12.2 may, by giving written notice of such objection prior to the Confirmation
Date, elect to be excluded from the operation of this Section 12.2, in which event such officer or director shall neither be released, nor be deemed to have granted a release, under this Section 12.2.
12.3. Injunctions and Stays.
Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Cases pursuant to
Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, and subject to the opt out rights set forth in Section 12.7 of the Plan, all Holders of
Claims and Interests that vote in favor of the Plan are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any
Claim or Interest, seeking to hold (a) any of the Reorganized Debtors,
(b) the property of any of the Reorganized Debtors, or (c) any of the Persons released under this Plan (or their respective officers, directors, employees and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 11.1, 12.1 or 12.2 of the Plan. Notwithstanding the preceding sentence, a Holder of a Claim or
Interest who has elected on the ballot to opt out of the releases that benefit third party nondebtors shall not be bound by or subject to the injunction set forth in 12.3(c) of the Plan.
12.4. No Liability for Solicitation or Participation.
As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.
12.5. Limitation of Liability.
Effective as of the Effective Date, none of the Debtors,
Reorganized Debtors, the Committee, AMCE, the GECC Group or Harcourt
nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Interest or any other Person for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the
Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except for (a) liability based on the timely performance of obligations under the Plan; and (b) liability based on willful misconduct or gross negligence as finally determined by the Bankruptcy Court.  Each of the Debtors, the Reorganized
Debtors, the Committee, AMCE, the GECC Group, Harcourt (and their respective officers, directors, employees and other agents, advisors, attorneys and accountants) shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under the Plan.
12.6. Waiver of Subordination Rights.
On the Effective Date, each Person holding a Claim or Interest shall be deemed (a) by virtue of the acceptance of the Plan by the requisite majority in number and amount of members in its Class,
(b) by virtue of the acceptance or deemed acceptance of the Plan by such Person, or (c) by the acceptance by such Person of any
distribution made or consideration given under the Plan, to have waived and relinquished any and all rights arising under the
Intercreditor Agreement, any subordination agreements or applicable law, including, without limitation, Section 510 of the Bankruptcy
Code, to the payment or distributions of consideration made or to be made under the Plan to any other Person holding a Claim against, or an Interest in, any Debtor or more than one of the Debtors.
12.7. Limited Releases by Holders of Claims and Interests.
On and after the Effective Date, each Holder of a Claim or Interest who has accepted the Plan and who has not elected on the Ballot to opt out of this provision, in exchange for, among other things, such
Holder's distribution under the Plan, shall be deemed to have released unconditionally each of the Debtors, and (to the extent that the following persons or entities are such as of the date of this Plan), their subsidiaries, their Affiliates, and the agents, officers, directors, partners, members, professionals and agents of the foregoing (and the officers, directors, partners, members,
professionals and agents of each thereof), from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to the Debtors, the Cases, the Plan, the
Disclosure Statement, or any related agreements, instruments or other documents, except: (i) for Claims arising under or preserved by the
Plan (including any Claims arising after the Effective Date under assumed leases and executory contracts and including Allowed
Administrative Claims) and (ii) for Claims arising after the Petition
Date in the ordinary course of business.  In furtherance of the foregoing, but subject to the opt out rights sets forth herein, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any Claim, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or to be released pursuant to the Plan against the foregoing Persons and Entities. A Holder of a Claim or Interest who has elected on the ballot to opt out of the releases that benefit third party nondebtors shall not be bound by or be subject to the injunction set forth herein.  Notwithstanding the foregoing, this Section 12.7 shall not apply to any Holder of an Interest in the event the Class 10
Participation Conditions are not satisfied.
12.8. Enforceability of Releases.
Notwithstanding anything contained herein to the contrary, the foregoing release provisions of this Section 12 with respect to the release of non-Debtor third parties shall be enforced only to the extent permitted by applicable bankruptcy and non-bankruptcy law.
ARTICLE XIII - CONDITIONS TO CONFIRMATION AND EFFECTIVENESS
13.1. Conditions Precedent to Plan Confirmation.
The following are conditions precedent to confirmation of the Plan:
13.1.1 [intentionally omitted].
13.1.2 [intentionally omitted].
13.1.3
AMCE shall not have terminated its obligations under the AMCE Letter of Intent in accordance with Section 3(f) thereof.
13.1.4
The Bankruptcy Court shall have entered one or more orders, in form and substance satisfactory to AMCE, which shall be in full force and effect and not stayed and which shall:
(i) decree that the Plan and the Confirmation Order
shall supersede any Bankruptcy Court orders issued prior to the
Effective Date that are inconsistent therewith;
(ii) authorize the implementation of the Plan in
accordance with its terms, including, without limitation, the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including, without limitation, each of the Plan Documents);
(iii) subject to Section 16.9 of the Plan, issue the
injunction and authorize the issuance of the releases and exculpations as set forth in the Plan, effective as of the Effective Date;
(iv) decree that, on the Effective Date, the
transfers of assets by the Debtors contemplated by the Plan (i) are or will be legal, valid and effective transfers of property, (ii) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the
Plan or the Confirmation Order, (iii) do not or will not constitute fraudulent conveyances under any applicable law and (iv) do not and will not subject the Debtors, Reorganized Debtors or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability;
(v) confirm the Plan and authorize its
implementation in accordance with its terms; and
(vi) decree that the offer and the sale of the New
AMCE Notes, New AMCE Stock and New Investments LLC interests under the
Plan (which does not include any New Investments LLC interests offered and sold in the Equity Financing) are exempt from registration under the Securities Act of 1933 and state securities laws under section
1145(a) of the Bankruptcy Code.
13.2. Conditions Precedent to Plan Effectiveness.
The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.
(i) The orders referred to in Section 13.1,
including, without limitation, the Confirmation Order, shall be Final
Orders.
(ii) All agreements and instruments contemplated by,
or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.
(iii) All conditions to AMCE's obligation to close
the acquisition of Reorganized GCX set forth in the AMCE Acquisition Agreement shall have been satisfied or waived by AMCE.
(iv) GCX shall have paid the Purchase Price (as
defined in the "GC Companies, Inc. Participation Purchase Arrangements
Term Sheet" which is attached hereto as Exhibit 13.2(iv) (the
"Participation Purchase Term Sheet")) for each of the Participation Interests (as defined in the Participation Purchase Term Sheet) (the "Participation Purchase Condition"). Upon the payment of such
Purchase Price, all GCX Guaranty Claims shall be released and terminated, and no distribution shall be made thereon.
13.3. Waiver of Conditions.
The conditions set forth in Sections 13.1 and 13.2, other than those set forth in Section 13.1.4, may be waived with the consent of
AMCE and the Proponents, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan; provided, however, that the condition set forth in Subsection 13.2(iv) shall not be waivable absent the written consent of Fleet.
ARTICLE XIV - RETENTION OF JURISDICTION
14.1. Retention of Jurisdiction.
Notwithstanding the entry of the Confirmation Order or the
occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to Section 1142 of the Bankruptcy
Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:
(i) to hear and determine any and all objections to
the allowance, or requests for estimation, of Claims or the
establishment of reserves pending the resolution of Disputed Claims;
(ii) to consider and act on the compromise and
settlement of any Claim against, or cause of action on behalf of, any
Debtor or any Estates;
(iii) to hear and determine any motions pending on
the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;
(iv) to enter such orders as may be necessary or
appropriate in connection with the recovery of the Debtors' assets wherever located;
(v) to hear and determine any and all applications
for allowance of compensation and reimbursement of expenses;
(vi) to hear and determine any and all
controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.
(vii) to hear and determine any motions or contested
matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the
Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;
(viii) to hear and determine any and all
applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;
(ix) to effectuate distributions under and
performance of the provisions of the Plan;
(x) to hear and determine any applications to
modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;
(xi) to correct any defect, cure any omission or
reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;
(xii) to determine such other matters as may be
provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;
(xiii) to enforce all orders, judgments,
injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Cases or the Plan;
(xiv) to enter such orders as may be necessary or
appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;
(xv) to determine any other matter not inconsistent
with the Bankruptcy Code;
(xvi) to hear and determine any dispute that may
arise relating to the governance or structure of New Investments LLC;
and
(xvii) 	to issue a final decree closing the Cases.
ARTICLE XV - MODIFICATION OR WITHDRAWAL OF PLAN
15.1. Modification of Plan.
At any time prior to confirmation of the Plan, with the consent of AMCE (but not otherwise), the Proponents may supplement, amend or modify the Plan. After confirmation of the Plan, with the consent of AMCE (but not otherwise), the Debtors or Reorganized Debtors may apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy
Code, to modify the Plan. After confirmation of the Plan, the Debtors or Reorganized Debtors with the consent of AMCE (but not otherwise) may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan, but any modification that adversely affects the treatment of Class 6 shall require the consent of the Post-Confirmation Committee. The Plan may not be altered, amended or modified without the written consent of AMCE and, prior to the Effective Date, the Debtors or, after the Effective Date, Reorganized Debtors. Notwithstanding the foregoing, absent the express written consent of Fleet and BNS, no modification may be made to the text of Sections 5.4, 9.2.5, 12.1.3, 13.2(iv), 15.1, or 16.9, and no
modification may be made that would have the effect of altering the rights or remedies provided for in such sections without the express written consent of Fleet and BNS. BNS hereby consents to any waiver of a provision contained in Section 13.2(iv) to which Fleet consents.
15.2. Withdrawal of Plan.
The Proponents reserve the right, with the consent of AMCE (but not otherwise), to revoke and withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in Section 13.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date.
15.3. Termination Events.
If the Proponents, with the consent of AMCE (but not otherwise), revoke or withdraw the Plan prior to the Confirmation Date, if confirmation is denied by a Final Order, or if the Effective Date does not occur by June 1, 2002 (or such later date as may be agreed to by the Creditor Parties, AMCE and GCX), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any entity in any further proceedings involving the Debtors.
15.4. Nonconsensual Confirmation.
In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Proponents (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy
Code, and (ii) in accordance with Section 15.1, and with the consent of AMCE (but not otherwise), may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.
ARTICLE XVI - MISCELLANEOUS
16.1. Payment of Statutory Fees.
All quarterly fees due and payable to the Office of the United
States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in full on or before the Effective
Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code.
Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor's Case is closed, to the extent required by section 1930(a)(6) of title 28 of the United States Code; provided, however, that all such quarterly fees shall be paid by the Class 6 Distribution Agent or (if the Committee elects to establish the Unsecured Stock Trust) the Unsecured Stock Trustee as a Class 6 Distribution Expense. After the Effective Date and until the Cases are closed, the Reorganized Debtors shall file with the Office of the United States Trustee any required financial reports.
16.2. Payment Dates.
Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.
16.3. Headings.
The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.
16.4. Other Documents and Actions.
The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.
16.5. Notices.
All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:
GC Companies, Inc.

Attention:  Chief Executive Officer

1300 Boylston Street

Chestnut Hill, MA  02467



with copies to:



PACHULSKI, STANG, ZIEHL,
GOODWIN PROCTER LLP
YOUNG & JONES P.C	.
Daniel M. Glosband P.C.
Marc A. Beilinson
Exchange Place
Jeremy V. Richards
Boston, Massachusetts 02109
10100 Santa Monica Boulevard, Suite
1100
Telephone: (617) 570-1000
Los Angeles, California  90067
Facsimile: (617) 523-1231
Telephone: (310) 277-6910

Facsimile: (310) 201-0760



AMC ENTERTAINMENT INC.
LATHROP & GAGE L.C.
Craig Ramsey
Raymond F. Beagle Jr., Esq.
Chief Financial Officer
2345 Grand Boulevard
106 W. 14th Street
Suite 2800
Suite 2000
Kansas City, MO  64105
Kansas City, MO  64105
Telephone: (816) 460-5823
Telephone: (816) 221-4060 x 346
Facsimile: (816) 292-2001
Facsimile: (816) 480-4617



STUTMAN, TREISTER &

GLATT PROFESSIONAL CORPORATION

Isaac M. Pachulski

3699 Wilshire Boulevard, 9th Floor

Los Angeles, California 90010

Telephone: (213) 251-5100

Facsimile: (213) 251-5288


All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.3.2, which designation will be effective on receipt.
16.6. Governing Law.
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.
16.7. Binding Effect.
The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, holders of Claims, holders of Interests, and their respective successors or assigns.
16.8. Successors and Assigns.
The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.
16.9. Severability of Plan Provisions.
If, prior to the Confirmation Date, any term or provision of the
Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Proponents and AMCE (as to all terms and provisions other than those contained in Sections 12.2 or 12.7 of the Plan) and with the consent of AMCE alone (in the case of any terms or provisions of Sections 12.2 or 12.7 of the Plan), have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion; provided, however, that notwithstanding anything to the contrary herein, if, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void, unenforceable or otherwise to constitute grounds for denying confirmation of the Plan: (i) any such term or provision in Sections 12.2 or 12.7 of the Plan shall be severable at the sole election of AMCE; and (ii) except for any term or provision in Sections 12.2 or 12.7 of the Plan, the terms and provisions of the Plan shall not be severable unless such severance is agreed to by the Proponents and consented to by AMCE. Notwithstanding the foregoing, absent the express written consent of Fleet and BNS, if any of Sections 5.4, 9.2.5, 12.1.3, 13.2(iv), 15.1, or 16.9 of the Plan, or
if any section implementing any of the foregoing Sections of the Plan is held by the Court to be illegal, impermissible, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, then the Plan shall not be confirmable with such Section having been severed absent the written consent of Fleet and BNS. BNS hereby consents to any waiver of a provision contained in Section 13.2(iv) to which Fleet consents.
16.10. No Waiver.
The failure of the Debtors or any other Person to object to any
Claim for purposes of voting shall not be deemed a waiver of the Post-Confirmation Committee's or Reorganized Debtors' right to object to or examine such Claim, in whole or in part.
16.11. 	Committee.
16.11.1
From the Confirmation Date and up to and including the Effective Date, the members of the Committee appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, will continue to serve. On or prior to the Effective Date, the Committee shall appoint three (3) of its members to serve as a Post-Confirmation Committee, which shall continue in existence until the later of: (a) the completion of all distributions to Persons holding Allowed Class 6 Claims; or (b) entry of a Final Order in respect to all objections to Claims asserted by the Post-Confirmation Committee. If for any reason a member of the Post-Confirmation Committee ceases to be a member, the remaining Post-Confirmation Committee members may select a successor to that member, provided the successor member holds an Allowed Class 6 Claim. Those Committee members not continuing to serve on the Post-Confirmation Committee and any professionals not continuing to be employed by the Post-Confirmation Committee shall be released and discharged from their respective fiduciary obligations; provided, however, that following the Effective Date, the responsibilities of such members and professionals shall be limited to the preparation of their respective fee applications.
16.11.2
The Post-Confirmation Committee shall have all of the rights and duties of an official committee appointed pursuant to Bankruptcy Code
Section 1102, and may without order of the Bankruptcy Court employ and pay professionals as provided in the Plan, including the same professionals employed by the Committee, to assist it in the performance of its duties.
16.12. Payment of Postpetition Interest and Attorneys' Fees.
Unless otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, or required to be paid pursuant to the DIP Facility Order, the Debtors or Reorganized Debtors shall not be required to pay to any holder of a claim any interest, penalty or late charge, accruing on or after the Filing Date or any attorneys' fees with respect to such claim (except as may be specified in the Plan Documents).
16.13. 	Services by and Fees for Professionals and Certain
Parties.
16.13.1
Fees and expenses for the professionals retained by the Debtors or the Committee for services rendered and costs incurred after the Petition Date and prior to the Effective Date will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid by Reorganized GCX or Reorganized GCT (less deductions for any and all amounts thereof already paid to such Persons) within five (5) Business Days after a Final Order of the Bankruptcy Court approving such fees and expenses.
16.13.2
The Reorganized Debtors may, in the ordinary course and without need for notice or Bankruptcy Court order, employ professionals, including any professionals employed during this case, to assist in the performance of their duties hereunder. Any professionals so employed shall be entitled to receive reasonable compensation and reimbursement of expenses, to be determined and paid in the discretion of the Reorganized Debtors without need for Bankruptcy Court approval. 16.13.3
The Post-Confirmation Committee, the Class 6 Distribution Agent and, if applicable, the Unsecured Stock Trust, may, in the ordinary course and without need for notice or Bankruptcy Court order, employ professionals, including any professionals employed by the Committee during this case, to assist in the performance of their duties hereunder. The Post-Confirmation Committee, the Class 6 Distribution Agent, the Unsecured Stock Trustee (if any) and any professionals employed by any or all of them shall be entitled to receive compensation and reimbursement of expenses as provided for in the Plan without need for Bankruptcy Court approval.
16.14. Exemption from Securities Laws.
All of the New AMCE Stock, New AMCE Notes and New Investments LLC Interests (other than those issued in the Equity Financing) distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.
16.15. Implementation of Bankruptcy Code Section 1146(c).
Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers or other transactions that occur pursuant to or in connection with this Plan or the Confirmation Order shall not be subject to, and may not be taxed under any federal, State, or local law imposing a stamp tax, real estate transfer tax, document recording tax, conveyance fee, intangibles or similar tax, mortgage tax, mortgage recording tax or similar tax or governmental assessment, including but not limited to:
(i) the issuance, transfer, or exchange of any security (including but not limited to the New AMCE Securities and the New GCC Investment Preferred Stock); (ii) the creation, modification, filing, or recording of any mortgage, deed of trust, deed to secure debt, collateral pledge, collateral assignment, UCC financing statement, or other security interest or lien; (iii) the making or assignment of any contract, lease, or sublease; (iv) the making or delivery of any deeds, bills of sale, or assignments; or (v) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, including any merger agreements, agreements or consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with the Plan.
16.16. Inconsistencies.
In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.
Dated:
March 1, 2002




GC COMPANIES, INC. AND ITS JOINTLY
ADMINISTERED SUBSIDIARIES



By:
/s/ Philip J. Szabla


Name:
Philip J. Szabla, Esq.


Title:
Vice President and
General Counsel



OFFICIAL COMMITTEE OF UNSECURED
CREDITORS

By:
/s/ William Kaye


Name:
William Kaye


Title:
Chairperson